Exhibit 10.1

CREDIT AGREEMENT

DATED AS OF JANUARY 12, 2006

AMONG

THE RYLAND GROUP, INC.,

THE LENDERS,

JPMORGAN CHASE BANK, N.A.,
AS AGENT,

BANK OF AMERICA, N.A.
AND
WACHOVIA BANK, NATIONAL ASSOCIATION,
AS SYNDICATION AGENTS

AND

SUNTRUST BANK,
AND
THE ROYAL BANK OF SCOTLAND PLC,
AS DOCUMENTATION AGENTS

AND

GUARANTY BANK,
WASHINGTON MUTUAL BANK, FA,
BARCLAYS BANK PLC,
CITICORP NORTH AMERICA, INC.,
PNC BANK, NATIONAL ASSSOCIATION,
AND
UBS LOAN FINANCE LLC,
AS MANAGING AGENTS

AND

AMSOUTH BANK,
COMERICA BANK,
AND
CALYON NEW YORK BRANCH,
AS CO-AGENTS

J.P. MORGAN SECURITIES INC.,
LEAD ARRANGER AND SOLE BOOK RUNNER

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

1.1	Definitions	1
1.2	Classification of Loans and Advances	21
1.3	Terms Generally	21

ARTICLE II THE CREDITS		21

2.1	Commitment	21
2.2	Required Payments; Termination	21
2.3	Ratable Revolving Loans	21
2.4	Types of Advances	22
2.5	Commitment Fee; Reductions and Increases in Aggregate Commitment	22
2.6	Minimum Amount of Each Advance	24
2.7	Optional Principal Payments	24
2.8	Method of Selecting Types and Interest Periods for New Advances	25
2.9	Conversion and Continuation of Outstanding Advances	25
2.10	Changes in Interest Rate, etc	26
2.11	Rates Applicable After Default	26
2.12	Method of Payment	26
2.13	Noteless Agreement; Evidence of Indebtedness	27
2.14	Telephonic and Facsimile Notices	28
2.15	Interest Payment Dates; Interest and Fee Basis	28
2.16	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions	28
2.17	Lending Installations	28
2.18	Non-Receipt of Funds by the Agent	29
2.19	Facility LCs	29
2.20	Extension of Facility Termination Date	34
2.21	Replacement of Lender	36
2.22	Swing Line	37

ARTICLE III YIELD PROTECTION; TAXES		38

3.1	Yield Protection	38
3.2	Changes in Capital Adequacy Regulations	38
3.3	Availability of Types of Advances	39
3.4	Funding Indemnification	39
3.5	Taxes	39
3.6	Lender Statements; Survival of Indemnity	41

ARTICLE IV CONDITIONS PRECEDENT		41

4.1	Initial Credit Extension	41
4.2	Each Credit Extension	42

i

ARTICLE V REPRESENTATIONS AND WARRANTIES		43

5.1	Incorporation, Qualification, Powers and Capital Stock	43
5.2	Execution, Delivery and Performance of Loan Documents	43
5.3	Compliance with Laws and Other Requirements	44
5.4	Subsidiaries	44
5.5	Financial Statements of the Borrower and its Consolidated Subsidiaries	45
5.6	No Material Adverse Change	45
5.7	Tax Liability	46
5.8	Litigation	46
5.9	ERISA	46
5.10	Regulations U and X	47
5.11	No Default or Unmatured Default	47
5.12	Ownership of Property; Liens	47
5.13	Environmental Matters	47
5.14	Investment Company Act	48
5.15	Public Utility Holding Company Act	48
5.16	Subordinated Indebtedness	48

ARTICLE VI COVENANTS		49

6.1	Financial Statements	49
6.2	Certificates; Other Information	49
6.3	Payment of Obligations	51
6.4	Conduct of Business and Maintenance of Existence	51
6.5	Maintenance of Property; Insurance	51
6.6	Inspection of Property; Books and Records; Discussions	52
6.7	Notices	52
6.8	Environmental Laws	53
6.9	Guaranties from Future Subsidiaries; Release of Guarantors	53
6.10	Use of Proceeds	54
6.11	Taxes	54
6.12	Limitation on Liens	54
6.13	Limitation on Guarantee Obligations	55
6.14	Limitations on Fundamental Changes	56
6.15	Limitations on Sales of Assets	56
6.16	Limitation on Dividends	57
6.17	Limitation on Investments	57
6.18	Limitation on Optional Payments and Modification of Debt Instruments	58
6.19	Transactions with Affiliates	59
6.20	Fiscal Year	59
6.21	Compliance with ERISA	59
6.22	Preferred Stock	60
6.23	No Other Negative Pledges	60
6.24	Consolidated Tangible Net Worth	60
6.25	Leverage Ratio	60

6.26	Minimum Interest Coverage	60
6.27	Senior Permitted Debt Not to Exceed Borrowing Base	60
6.28	Limitation on Housing Inventory	60
6.29	Limitations on Land Inventory	61

ARTICLE VII DEFAULTS		61

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		63

8.1	Acceleration; Facility LC Collateral Account	63
8.2	Amendments	64
8.3	Preservation of Rights	65

ARTICLE IX GENERAL PROVISIONS		65

9.1	Survival of Representations	65
9.2	Governmental Regulation	65
9.3	Headings	65
9.4	Entire Agreement	65
9.5	Several Obligations; Benefits of this Agreement	66
9.6	Expenses; Indemnification	66
9.7	Numbers of Documents	66
9.8	Accounting	67
9.9	Severability of Provisions	67
9.10	Nonliability of Lenders	67
9.11	Confidentiality	67
9.12	Nonreliance	68
9.13	Disclosure	68
9.14	USA PATRIOT Act	68

ARTICLE X THE AGENT		68

10.1	Appointment; Nature of Relationship	68
10.2	Powers	69
10.3	General Immunity	69
10.4	No Responsibility for Loans, Recitals, etc	69
10.5	Action on Instructions of Lenders	69
10.6	Employment of Agents and Counsel	69
10.7	Reliance on Documents; Counsel	70
10.8	Agent’s Reimbursement and Indemnification	70
10.9	Notice of Default	70
10.10	Rights as a Lender	71
10.11	Lender Credit Decision	71
10.12	Successor Agent	71
10.13	Agent and Arranger Fees	72
10.14	Delegation to Affiliates	72

10.15	Co-Agent, Documentation Agent, Managing Agent, Syndication Agent, etc	72

ARTICLE XI SETOFF; RATABLE PAYMENTS		72

11.1	Setoff	72
11.2	Ratable Payments	72

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		73

12.1	Successors and Assigns	73
12.2	Participations	75
12.3	Pledge to Federal Reserve Bank	75
12.4	Dissemination of Information	76

ARTICLE XIII NOTICES		76

13.1	Notices; Effectiveness; Electronic Communication	76

ARTICLE XIV COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION		77

14.1	Counterparts; Effectiveness	77
14.2	Electronic Execution of Assignments	77

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL		77

15.1	CHOICE OF LAW	77
15.2	CONSENT TO JURISDICTION	78
15.3	WAIVER OF JURY TRIAL	78

PRICING SCHEDULE

EXHIBIT A – BORROWING BASE CERTIFICATE
EXHIBIT B – GUARANTY
EXHIBIT C – COMMITMENT AND ACCEPTANCE
EXHIBIT D – NOTE
EXHIBIT E – ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT F – SWING LINE NOTE
EXHIBIT G-1 – OPINIONS OF TIMOTHY J. GECKLE, GENERAL COUNSEL
EXHIBIT G-2 – OPINION OF DLA PIPER RUDNICK GRAY CARY LLP
EXHIBIT H – COMPLIANCE CERTIFICATE

SCHEDULE 1 – LENDERS AND COMMITMENTS
SCHEDULE 2 – EXISTING LCs
SCHEDULE 3 – GUARANTORS
SCHEDULE 5.4 – SUBSIDIARIES

SCHEDULE 6.9 – SUBSIDIARIES THAT ARE NOT REQUIRED TO BE GUARANTORS

v

CREDIT AGREEMENT

This Agreement, dated as of January 12, 2006, is among The Ryland Group, Inc., a Maryland corporation, the Lenders and JPMorgan Chase Bank, N.A., as Agent.  The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions.  As used in this Agreement:

“ABR”, when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Additional Lender” is defined in Section 2.5.3(i).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Advance for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Advance” means a borrowing hereunder consisting of Loans (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

“Affected Lender” is defined in Section 2.21(a).

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person owns 25% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” means JPMorgan Chase Bank, N.A., in its capacity as agent for the Lenders hereunder and any successor agent appointed pursuant to Section 10.12.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof.  As of the date of this Agreement, the Aggregate Commitment is $750,000,000.

“Aggregate Credit Exposure” means, at any time, the sum of the Revolving Credit Exposure of all the Lenders.

“Agreement” means this credit agreement, as it may be amended or modified and in effect from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

“Applicable Fee Rate” means, at any time, the percentage rate per annum at which the Commitment Fee is accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to Eurodollar Advances at any time, the percentage rate per annum which is applicable at such time with respect to Eurodollar Advances as set forth in the Pricing Schedule.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

“Arranger” means J.P. Morgan Securities Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assessment Rate” means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as “well-capitalized” and within supervisory subgroup “B” (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Agent to be representative of the cost of such insurance to the Lenders.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.1(b)), and accepted by the Agent, in the form of Exhibit E or any other form approved by the Agent.

“Authorized Person” means any Responsible Official of the Borrower or any Person designated, by written notice from any such Responsible Official to the Agent from time to time, as an “Authorized Person,” provided, however, that, for purposes of each Borrowing Base Certificate and the certificates provided for in Sections 6.1(b), 6.2(b), 6.2(c) and 6.17(c), such Authorized Person must be an officer of the Borrower.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Credit Exposure at such time.

“Base CD Rate” means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

“Borrower” means The Ryland Group, Inc., a Maryland corporation, and its successors and assigns.

“Borrowing Base” means, except as set forth below, an amount equal to the sum of the following Unencumbered Real Estate Inventory owned by the Borrower or any Guarantor and Home Proceeds Receivable owned by the Borrower or any Guarantor:

(a)           90% of the amount of Home Proceeds Receivable; plus

(b)           90% of the book value of Sold Construction in Progress and Sold Completed Units; plus

(c)           80% of the book value of Unsold Construction in Progress and Unsold Completed Units; plus

(d)           70% of the book value of Finished Lots; plus

(e)           50% of the book value of the Land Under Development; plus

(f)            25% of the book value of the Raw Land – Entitled;

provided, however, that the amount set forth in clause (f) shall not exceed 10% of the Borrowing Base; and provided further that the sum of the amounts set forth in clauses (d), (e) and (f) shall not exceed 40% of the Borrowing Base.

“Borrowing Base Certificate” means a written calculation of the Borrowing Base, substantially in the form of Exhibit A attached hereto and made a part hereof, signed by an

Authorized Person and properly completed to provide all information required to be included thereon.

“Borrowing Date” means a date on which an Advance or Swing Line Loan is made hereunder.

“Borrowing Notice” is defined in Section 2.8.

“Business” is defined in Section 5.13(b).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas, Los Angeles, California or New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Advance or Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means: (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 90 days from the date of acquisition; (b) time deposits and certificates of deposit of any of the Lenders, or of any domestic or foreign commercial banks which has capital and surplus in excess of $500,000,000 or which has a commercial paper rating meeting the requirements specified in clause (d) below, having maturities of not more than 90 days from the date of acquisition; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any bank meeting the qualifications specified in clause (b) above; and (d) commercial paper of any Person rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the date of acquisition.

“Change in Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower.

“Change in Law” means (a) the adoption of any Requirement of Law after the date of this Agreement, (b) any change in any Requirement of Law, or in the interpretation, administration or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or LC Issuer (or, for purposes of Section 3.1 and 3.2, by any Lending Installation of such Lender or by such Lender’s or LC Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Class”, when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are Revolving Loans or Swing Line Loans.

“Closing Date” means the date on which the conditions set forth in Section 4.1 are satisfied.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Facility LCs and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s potential Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to the terms hereof.  The initial amount of each Lender’s Commitment is set forth on Schedule 1.

“Commitment and Acceptance” is defined in Section 2.5.3(i).

“Commitment Fee” is defined in Section 2.5.1.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

“Completed Unit” means a Unit as to which either (or both) of the following has occurred: (a) a notice of completion has been filed or recorded in the appropriate real estate records, or (b) all necessary construction has been completed in order to obtain a certificate of occupancy (whether or not such certificate of occupancy has actually been obtained).

“Consolidated Indebtedness” means at any time the Indebtedness of the Borrower and the Guarantors (specifically excluding the Indebtedness of any Subsidiaries that are not Guarantors but including the pro rata share of the Indebtedness of Joint Ventures to the extent provided for in the definition of “Indebtedness”).

“Consolidated Intangible Assets” means, with respect to any Person at any date, all amounts, determined in accordance with GAAP, included in the Consolidated Net Worth of such Person and attributable to intangibles including (a)  goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets or (b) patents, trademarks and copyrights.

“Consolidated Interest Incurred” means for any period, for the Borrower and the Guarantors (specifically excluding any Subsidiaries that are not Guarantors) on a consolidated basis, interest expense plus interest capitalized into inventory in such period.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and the Guarantors (specifically excluding any Subsidiaries, joint ventures and partnerships that are not Guarantors) for such period (taken as a cumulative whole).

“Consolidated Net Worth” means, with respect to a Person, all amounts which would, in accordance with GAAP, be included under shareholders’ equity on a consolidated balance sheet for such Person and its consolidated Subsidiaries.

“Consolidated Tangible Net Worth” means (a) Consolidated Net Worth of the Borrower and the Guarantors (specifically excluding any Subsidiaries that are not Guarantors but specifically including the investment of the Borrower or any Guarantor in any Joint Venture) less (b) all Consolidated Intangible Assets included in such Consolidated Net Worth.

“Construction in Progress” means Finished Lots (a) for which a final subdivision map has been recorded and (b) upon which construction has commenced, as evidenced by the commencement of excavation for foundations, but has not been completed.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.9.

“Countrywide” means Countrywide Home Loans, Inc.

“Countrywide Loan Purchase Agreement” means the Loan Purchase Agreement by and between Ryland Mortgage Company and Countrywide dated as of June 26, 1995, as supplemented, modified, amended, restated or extended from time to time.

“Credit Advance” means any advance, loan or extension of credit to any Person or the purchase of any bonds, notes, debentures or other debt securities of any Person.

“Credit Extension” means the making of an Advance or Swing Line Loan or the issuance or Modification (other than a Modification that does not increase the amount or extend the expiry date)  of a Facility LC hereunder, but not the conversion or continuation of an Advance.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.

“Default” means an event described in Article VII.

“EBITDA” means, for any period, (i) the sum of the following amounts:  (a) Consolidated Net Income for such period; (b) cash distributions received by Borrower from the Financial Services Segment not otherwise included in the determination of such Consolidated Net Income; (c) income and franchise taxes deducted from revenues in determining such Consolidated Net Income; (d) depreciation and amortization deducted from revenues in determining such Consolidated Net Income; (e) interest expense deducted from revenues in determining such Consolidated Net Income (including, without duplication, previously capitalized interest expense which would be included in “Cost of Goods Sold” and deducted from revenues in determining such Consolidated Net Income on a combined income statement of the Borrower and the Guarantors); (f) other non-cash charges and expenses (including net realizable value write-down charges) deducted from revenues in determining such Consolidated Net Income; and (g) any losses arising outside of the ordinary course of business which have been included in the determination of such Consolidated Net Income; less (ii) the sum of (x) any non-cash credits included in revenues in determining such Consolidated Net Income and (y) any gains arising outside of the ordinary course of business included in the determination of such Consolidated Net Income.

“Entitled Land” means (a) land where all requisite zoning requirements and land use requirements have been satisfied, and all requisite approvals have been obtained (on a final and unconditional basis) from all applicable governmental authorities (other than approvals which are simply ministerial and non-discretionary in nature), in order to develop the land as a residential housing project and construct Units thereon; and (b) as to land located in California, land which satisfies the requirements of clause (a) immediately above, and which is subject to a currently effective vesting, tentative map (unless a county or city where the land is located does not grant vesting tentative maps) which has received all necessary approvals (on a final and unconditional basis) by all applicable Governmental Authorities.

“Environmental Laws” means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) as now or may at any time hereafter be in effect regulating, relating to or imposing liability or standards to conduct concerning (i) pollution or protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) a violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Eurodollar”, when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Agent, taxes (including income taxes and franchise taxes) as are measured by or imposed on its net income.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Credit Agreement” means that certain Credit Agreement dated as of June 16, 2004 among the Borrower, JPMorgan Chase Bank (successor by merger to Bank One, NA) as Agent, and a syndicate of lenders.

“Existing LCs” means those Letters of Credit issued for the account of the Borrower prior to the date hereof and listed on Schedule 2 hereto.

“Extension Request” is defined in Section 2.20(a).

“Facility Increase Request” is defined in Section 2.5.3(i).

“Facility LC” is defined in Section 2.19.1.

“Facility LC Application” is defined in Section 2.19.3.

“Facility LC Collateral Account” is defined in Section 2.19.12.

“Facility Termination Date” means January 11, 2011 or any later date as may be specified as the Facility Termination Date in accordance with Section 2.20 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“Fed. Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Financial LC” means any Letter of Credit (other than a Performance LC) that represents an irrevocable obligation on the part of the issuer (a) to repay money borrowed by or advanced to or for the account of the Borrower or a Subsidiary or (b) to make payment on account of any Indebtedness undertaken by the Borrower or a Subsidiary, in the event that the Borrower or Subsidiary fails to fulfill its obligation to the beneficiary.

“Financial Services Segment” means the business segment of the Borrower and its Subsidiaries engaged in mortgage banking (including the title and escrow business), homeowners’ insurance, mortgage servicing, securities issuance, bond administration and management services and related activities, which segment currently consists principally of the activities of Ryland Mortgage Company and its Subsidiaries but excludes the Limited-Purpose Subsidiaries.

“Finished Lots” means lots of Entitled Land as to which (a) a final subdivision map has been recorded; (b) all major off-site construction and infrastructure necessary to permit construction of Units has been completed to local governmental requirements; (c) utilities have been installed to local government requirements; and (d) building permits may be pulled and construction commenced without the satisfaction of any further material conditions.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.5.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee Obligations” means, as to any Person (the “guaranteeing person”), any obligation of the guaranteeing person or another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other obligations (the “primary obligations”) of any third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (A) for the purchase or payment of any such primary obligations or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (C) to purchase property, securities or services for the purpose of assuring the owner of such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation shall be deemed to be the maximum or stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, however, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as reasonably determined by the Borrower in good faith.

“Guarantor” means (a) the Subsidiaries of Borrower identified on Schedule 3 hereto and (b) any Subsidiary that hereafter guarantees the Obligations, subject, in the case of either (a) or (b) to release of an entity as a Guarantor as provided in Section 6.9(b).

“Guaranty” means that certain Guaranty of even date herewith in the form of Exhibit B hereto executed by the Guarantors in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended, modified or supplemented (including by delivery of a Supplemental Guaranty) and in effect from time to time.

“Hedge Agreement” means, as to any Person, any swap, cap, collar or similar arrangement entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Hedge Agreement Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Homebuilding Segment” means the business segment of the Borrower and its Subsidiaries engaged in the construction and sale of single-family attached and unattached dwellings and related activities, including all activities of the Borrower outside the Financial Services Segment but excluding the Limited-Purpose Subsidiaries.

“Home Proceeds Receivable” means, with respect to the Borrower or a Guarantor, funds due to the Borrower or such Guarantor held at an escrow or title company (including an escrow or title company which is a Subsidiary of the Borrower) following the sale and conveyance of title of a Unit to a buyer.

“Improvements” means on and off-site development work, including but not limited to filling to grade, main water distribution and sewer collection systems and drainage system installation, paving, and other improvements necessary for the use of residential dwelling units and as required pursuant to development agreements which may have been entered into with Governmental Authorities.

“Increase Date” is defined in Section 2.5.3(ii).

“Indebtedness” of any Person means all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:  (a) all obligations of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade liabilities due 90 days or less from invoice and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices); (c) all net obligations of such Person under any Hedge Agreement (measured as the Hedge Agreement Termination Value thereof); (d) any other obligations of such Person evidenced by a note, bond, debenture or similar instrument; (e) all Capitalized Lease Obligations of such Person; (f) all obligations, contingent or otherwise, of such Person in respect of Letters of Credit (excluding Performance LCs not yet drawn upon) and acceptances issued or created for the account of such Person; (g) all liabilities secured by any lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; (h) all Guarantee Obligations of such Person; (i) such Person’s Unfunded Liabilities; and (j) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.  For all purposes hereof, the Indebtedness of any Person shall include its pro rata share of the Indebtedness of any Joint Venture in which such Person holds an interest.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Insolvency” or “Insolvent” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Interest Period” means with respect to any Eurodollar Advance, the period commencing on the date of such Advance and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such Advance.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“Investment Grade Rating” means a rating of the Borrower’s unsecured senior public debt of BBB- or higher from S&P or Baa3 or higher from Moody’s.

“Joint Venture” means an entity (whether a partnership, joint venture, limited liability company or other form of business organization) in which the Borrower or a Subsidiary owns an interest but which is not a Subsidiary of the Borrower.

“JPMorgan Chase Bank” means JPMorgan Chase Bank, N.A., in its individual capacity, (and its successors).

“Land Under Development” means Entitled Land upon which a final subdivision map has been recorded and upon which construction of Improvements has commenced and is being diligently pursued but has not been completed.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Facility LCs at such time plus (b) the aggregate amount of all Reimbursement Obligations that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time.

“LC Fee” is defined in Section 2.19.4.

“LC Issuer” means JPMorgan Chase Bank (or any subsidiary or affiliate of JPMorgan Chase Bank designated by JPMorgan Chase Bank and acceptable to the Borrower), any other Lender that is the issuer of an Existing LC and any other Lender that, at the request of the Borrower and with the approval of the Agent, shall agree to issue Facility LCs, each in its capacity as issuer of Facility LCs hereunder.

“LC Payment Date” is defined in Section 2.19.6.

“Lenders” means the Persons listed on Schedule 1 and any other Person that shall have become a party hereto pursuant to a Commitment and Acceptance or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Lending Installation” means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Leverage Ratio” means, at any date, the ratio of (a) Consolidated Indebtedness at such date to (b) the sum of Consolidated Indebtedness and Consolidated Tangible Net Worth at such date.

“LIBO Rate” means, with respect to any Eurodollar Advance for any Interest Period, the rate appearing on Telerate Page 3750 (formerly the Dow Jones Market Service) or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Advance for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Limited-Purpose Subsidiaries” means subsidiaries of the Borrower included within the Limited-Purpose Subsidiaries Segment.

“Limited-Purpose Subsidiaries Segment” means the business segment of the Borrower and its Subsidiaries which facilitates, through special-purpose entities created or existing solely for such purpose, the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage loans and other related activities.

“Loan Documents” means this Agreement, the Facility LC Applications, the Swing Line Note, any Notes issued pursuant to Section 2.13 and the Guaranty.

“Loans” means, the loans made by the Lenders or Swing Line Lender pursuant to this Agreement (including any conversion or continuation of a Eurodollar Loan).

“Material Adverse Effect” means a material adverse effect on (i) the business or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuers or the Lenders thereunder.

“Material Indebtedness” means Indebtedness in an outstanding principal amount of $10,000,000 or more in the aggregate.

“Material Indebtedness Agreement” means any agreement to which the Borrower or any Guarantor is a party (or is otherwise obligated in respect thereof) under which any Indebtedness was created or is governed, which Indebtedness has an outstanding principal balance of $10,000,000 or more or which provides for the incurrence of Indebtedness on a revolving basis in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls, urea-formaldehyde insulation and mold.

“Model Unit” means a Completed Unit to be used as a model home in connection with the sale of Units in a residential housing project.

“Modify” and “Modification” are defined in Section 2.19.1.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“New Lender” is defined in Section 2.5.3(i).

“Non-Recourse Indebtedness” means, with respect to any Person, any Indebtedness of such Person for which the owner of such Indebtedness has no recourse, directly or indirectly, to such Person for the principal of, premium, if any, and interest on such Indebtedness, and for which such Person is not directly or indirectly obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to Liens on Property to which such Indebtedness relates, provided that recourse obligations or liabilities solely for fraud, environmental matters and other customary “non-recourse carve-outs” in respect of any Indebtedness will not prevent Indebtedness from being classified as Non-Recourse Indebtedness.

“Non-U.S. Lender” means any Lender that is organized under the laws of a jurisdiction other than that the United States of America, any State thereof or the District of Columbia.

“Note” is defined in Section 2.13(iv).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, any LC Issuer, the Swing Line Lender or any indemnified party arising under the Loan Documents.

“Other Taxes” is defined in Section 3.5(ii).

“Participant” is defined in Section 12.2(a).

“Payment Date” means the first day of each calendar month.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Performance LC” means a Letter of Credit issued by a Lender or other Person for the account of the Borrower or a Subsidiary to a party, as beneficiary, to which the Borrower, or such Subsidiary owes certain performance obligations in connection with its real estate development and homebuilding activity in the ordinary course of business (for example, to a municipality, as beneficiary, to support the Borrower’s or a Subsidiary’s obligation to widen public streets in connection with a residential development project).  A direct pay Letter of Credit to support community improvement bonds associated with the Borrower’s residential development operations is a Financial LC and not a Performance LC.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment.

“Quarterly Payment Date” is defined in Section 2.19.4.

“Raw Land” means Raw Land – Entitled and Raw Land – Unentitled.

“Raw Land – Entitled” means land not under development which is Entitled Land.

“Raw Land – Unentitled” means land not under development which is not Entitled Land but which the Borrower in its reasonable commercial judgment believes it will be able to develop as residential property for its own use and not to be held speculatively.

“Real Estate Inventory” means Construction in Progress, Completed Units (including Model Units), Finished Lots, Land Under Development, Raw Land – Entitled, and Raw Land – Unentitled.

“Refinancing Indebtedness” means, with respect to any specified Indebtedness, Indebtedness that refinances such specified Indebtedness but does not increase the amount thereof.

“Register” has the meaning set forth in Section 12.1(b)(iv).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuers for amounts paid by the LC Issuers in respect of any one or more drawings under Facility LCs.

“Rejecting Lender” is defined in Section 2.20(a).

“Rejecting Lender’s Facility Termination Date” is defined in Section 2.20(a).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 241 of ERISA.

“Replacement Lender” is defined in Section 2.21(a).

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Reports” is defined in Section 9.6.

“Required Lenders” means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the Aggregate Credit Exposure.

“Requirement of Law” means, as to any Person, any Law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Official” means (a) with respect to the Borrower, any of the chief executive officer, president or chief financial officer of the Borrower or, with respect to financial matters, the chief accounting officer or the treasurer of the Borrower and (b) with respect to a Guarantor, any of the chief executive officer, the president, any vice president or the treasurer of such Guarantor.

“Restricted Payments” is defined in Section 6.16.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than (a) Limited-Purpose Subsidiaries, (b) those Subsidiaries identified on Schedule 5.4 as not being Restricted Subsidiaries and (c) any Subsidiary that the Required Lenders agree in writing is not to be deemed a Restricted Subsidiary.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swing Line Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.1.

“Ryland Financial Division” means all Subsidiaries and operations of the Borrower and its Subsidiaries other than the Homebuilding Segment.

“Ryland Mortgage Company” means Ryland Mortgage Company, an Ohio corporation.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Senior Permitted Debt” means (without duplication) the Obligations, the LC Exposure and all Indebtedness of the Borrower or the Guarantors (specifically excluding the Indebtedness of any Subsidiary that is not a Guarantor) senior to or ranking in equal priority to the Obligations, other than (a) Indebtedness that is secured by any Property that would have been included in the Borrowing Base if such asset were not subject to or encumbered by a Lien, (b) Indebtedness which is Non-Recourse Indebtedness of the Borrower and its Subsidiaries and (c)

with respect to purchase money Indebtedness, such Indebtedness for which recourse is limited solely to the Property financed with the proceeds of such Indebtedness.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“Sold” means, with respect to any item of Real Estate Inventory, that (a) a third party purchase contract has been executed for such item of Real Estate Inventory; (b) the third party purchaser for such item of Real Estate Inventory has made a cash deposit for such item (except that up to 1% of Real Estate Inventory at any time may be deemed “Sold” even if such deposit has not been made); and (c) such third party purchaser’s obligation to purchase such item of Real Estate Inventory pursuant to such third party purchase contract is not subject to any contingencies other than the contingency that it shall have obtained mortgage financing or that it shall have sold other identified property.

“Specified Debt” means the Borrower’s senior debt securities issued pursuant to the Borrower’s Registration Statements on Form S-3 (Registration Nos. 333-03791, 333-58208, 333-100167, 333-121469 and 333-12400) or any subsequent registration statement and whether outstanding on the date of this Agreement or hereafter incurred.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Fed. Board to which the Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Fed. Board).  Such reserve percentages shall include those imposed pursuant to Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” means (a) Indebtedness of the Borrower outstanding on the date hereof issued pursuant to the Subordinated Debt Indentures and (b) any other unsecured Indebtedness of the Company that is contractually subordinated in right of payment and otherwise to the Obligations upon terms and conditions that, in the reasonable determination of the Agent, are consistent with those set forth in the Subordinated Debt Indentures or upon other terms and conditions satisfactory to the Required Lenders.

“Subordinated Debt Indenture” means the Indenture, dated as of June 12, 2001, between the Borrower and SunTrust Bank, as trustee, pursuant to which the Borrower’s 9-1/8% Senior Subordinated Notes due June, 2011 were issued.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled,

directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Supplemental Guaranty” means a Supplemental Guaranty in the form provided for in, and attached to, the Guaranty.

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.22(a) hereof.  The Swing Line Commitment is in the amount of $75,000,000.

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time.  The Swing Line Exposure of any Lender at any time shall be its Pro Rata Share of the total Swing Line Exposure at such time.

“Swing Line Lender” means JPMorgan Chase Bank or any assignee to which JPMorgan Chase Bank assigns the Swing Line Commitment in accordance with Section 12.1 hereof.

“Swing Line Loan” is defined in Section 2.22(a).

“Swing Line Note” is defined in Section 2.22(a).

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Third Party LC” means a Letter of Credit issued for the account of the Borrower or a Subsidiary (other than a Facility LC).  A Third Party LC may be either a Financial LC or a Performance LC.

“Three-Month Secondary CD Rate” means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Fed. Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519)

during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

“Transferee” is defined in Section 12.4.

“Type”, when used in reference to any Loan or Advance, refers to whether the rate of interest on such Loan, or on the Loans comprising such Advance, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unencumbered Real Estate Inventory” means Real Estate Inventory which is not subject to or encumbered by any deed of trust, mortgage, judgment lien, attachment lien or any other Lien (other than (a) liens which have been bonded over so as to remove such liens as encumbrances against the Real Estate Inventory, (b) liens for taxes not yet due or which are being contested, provided that adequate reserves are maintained, (c) mechanic’s liens and similar liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith and (d) easements, rights of way, restrictions and other similar encumbrances incurred during the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the applicable Property or materially interfere with the ordinary conduct of the business of the Borrower or Guarantor that owns the applicable Property.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

“Unit” means a single-family residential housing unit available for sale.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unsold” means, with respect to any item of Real Estate Inventory, that such item of Real Estate Inventory is not Sold.

“Unsold Housing Inventory” means, collectively, Unsold Construction in Progress, Unsold Units and Unsold Model Units.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

1.2           Classification of Loans and Advances.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Advances also may be classified and referred to by Class (e.g., a “Revolving Advance”) or by Type (e.g., a “Eurodollar Advance”) or by Class and Type (e.g., a “Eurodollar Revolving Advance”).

1.3           Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

THE CREDITS

2.1           Commitment.  From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Loans to the Borrower and (ii) participate in Facility LCs issued upon the request of the Borrower (including the Existing LCs) and in Swing Line Loans, provided that, after giving effect to the making of each such Revolving Loan and each Swing Line Loan and the issuance of each such Facility LC (including the participations in the Existing LCs), (a) such Lender’s Revolving Credit Exposure shall not exceed its Commitment and (b) the Aggregate Credit Exposure does not exceed the Aggregate Commitment.  Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow the Loans at any time prior to the Facility Termination Date.  The Commitments to extend credit hereunder shall expire on the Facility Termination Date.  The LC Issuers will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

2.2           Required Payments; Termination.  The Aggregate Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

2.3           Ratable Revolving Loans.  Each Advance hereunder shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

2.4           Types of Advances.  The Advances may be ABR Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

2.5           Commitment Fee; Reductions and Increases in Aggregate Commitment.

2.5.1        Commitment Fee.  The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee (the “Commitment Fee”) at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of such Lender’s Commitment from the date hereof to and including the Facility Termination Date, payable in arrears on each Quarterly Payment Date hereafter and on the Facility Termination Date.  For purposes of determining the Commitment Fee payable to the Swing Line Lender, its Swing Line Loans shall be treated as usage of its Commitment.

2.5.2        Reduction in Aggregate Commitment.  The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in the minimum amount of $10,000,000 (and in multiples of $1,000,000 in excess thereof), upon at least five Business Days’ written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Credit Exposure.  All accrued Commitment Fees and LC Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

2.5.3        Increases in Aggregate Commitment.

(i)            Subject to the provisions of this Section 2.5.3, the Borrower may, at any time and from time to time, make a request (a “Facility Increase Request”), by notice to the Agent, for the Agent’s approval of an increase of the Aggregate Commitment within the limitations hereinafter set forth, which Facility Increase Request shall set forth the amount of such requested increase.  Within twenty (20) days of such Facility Increase Request, Agent shall advise Borrower of its approval or disapproval thereof; failure to so advise Borrower shall constitute disapproval.  Upon approval of the Agent, the Aggregate Commitment may be so increased either by having one or more financial institutions (other than the Lenders then holding a Commitment hereunder) approved in writing by the Borrower and the Agent (each, a “New Lender”) become Lenders hereunder and/or by having any one or more of Lenders then holding a Commitment hereunder (at their respective election in their sole discretion) that have been approved in writing by the Borrower and the Agent increase the amount of their Commitments (any such Lender that elects to increase its Commitment and any New Lender being hereinafter referred to as an “Additional Lender”), provided that (A) on the applicable Increase Date, (1) no Default or Unmatured Default shall then exist nor would occur immediately after giving effect to such increase and (2) the representations and warranties contained in Article V and in the Guaranty are true and correct except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, (B) unless otherwise agreed by the Borrower and the Agent, the Commitment of any New Lender shall not be less than $5,000,000 (and, if in excess thereof, in integral multiples of $1,000,000), (C) unless otherwise agreed by the Borrower and the Agent, the increase in the Commitment of any Lender shall be not less than $5,000,000 (and, if in excess thereof, in integral multiples of $1,000,000); (D) after giving effect to such increase, the Aggregate Commitment shall not exceed $1,500,000,000; (E) the Borrower and each Additional Lender shall have executed and delivered a commitment and acceptance (the “Commitment and Acceptance”) substantially in the form of Exhibit C hereto, and the Agent shall have accepted and executed the same; (F) the Borrower shall have executed and delivered to the Agent a Note payable to the order of each Additional Lender that requests a Note, each such Note to be in the amount of such Additional Lender’s Commitment or increased Commitment (as applicable); (G) the Borrower shall have delivered to the Agent opinions of counsel (substantially similar to the forms of opinion referred to in Section 4.1(v), modified to apply to the increase in the Aggregate Commitment and each Note and Commitment and Acceptance executed and delivered in connection therewith); (H) each of the Guarantors shall have consented in writing to the new Commitments or increases in Commitments (as applicable) and shall have agreed that its Guaranty continues in full force and effect; and (I) the Borrower and each Additional Lender shall otherwise have executed and delivered such other instruments and documents as the Agent shall have reasonably requested in connection with such new Commitment or increase in the Commitment (as applicable).  The form and substance of the documents required under clauses (E) through (I) above shall be fully acceptable to the Agent.  The Agent shall promptly provide written notice to the Lenders following any such increase in the Aggregate Commitment.

(ii)           On the effective date of any increase in the Aggregate Commitment pursuant to the provisions hereof (“Increase Date”), which Increase Date shall be mutually agreed upon by Borrower, each Additional Lender and the Agent, each Additional Lender shall make a payment to the Agent in an amount sufficient, upon the application of such payments by all Additional Lenders to the reduction of the outstanding ABR Advances held by the Lenders, to cause the principal amount outstanding under the ABR Loans made by all Lenders (including any Additional Lender) to be in the proportion of their respective Commitments (as of such Increase Date).  The Borrower hereby irrevocably authorizes each Additional Lender to fund to the Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding ABR Loans held by each Lender, and each such payment shall constitute an ABR Loan hereunder.  Such Additional Lender shall not participate in any Eurodollar Advance outstanding on the Increase Date, but, if the Borrower shall at any time on or after such Increase Date convert or continue any Eurodollar Advance outstanding on such Increase Date, the Borrower shall be deemed to repay such Eurodollar Advance on the date of the conversion or continuation thereof and then to reborrow as a Eurodollar Advance a like amount on such date so that each Additional Lender shall make a Eurodollar Loan on such date in its Pro Rata Share of such Eurodollar Advance.  Each Additional Lender shall also make a Revolving Loan in the amount of its Pro Rata Share of all Advances made on or after such Increase Date and shall otherwise have all of the rights and obligations of a Lender hereunder on and after such Increase Date.  Notwithstanding the foregoing, upon the occurrence of a Default prior to the date on which an Additional Lender is holding Revolving Loans equal to its Pro Rata Share of all Advances hereunder, such Additional Lender shall, upon notice from the Agent, on or after the date on which the Obligations are accelerated or become due following such Default, pay to the Agent (for the account of the other Lenders, to which the Agent shall pay their Pro Rata Shares upon receipt) a sum equal to such Additional Lender’s Pro Rata Share of each Advance then outstanding with respect to which such Additional Lender does not then hold a Revolving Loan equal to its Pro Rata Share thereof.

(iii)          On the Increase Date and the making of the Loans by an Additional Lender in accordance with the provisions of the first sentence of Section 2.5.3(ii), such Additional Lender shall also be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, from the Lenders party to this Agreement immediately prior to the Increase Date, an undivided interest and participation in any Facility LC then outstanding, ratably, such that all Lenders (including each Additional Lender) hold participation interests in each such Facility LC in the proportion of their respective Commitments (as so increased).

(iv)          Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time or a commitment or agreement on the part of the Borrower or the Agent to give or grant any Lender the right to increase its Commitment hereunder at any time.

2.6           Minimum Amount of Each Advance.  Each Advance shall be in the minimum amount of $5,000,000 (and in multiples of $500,000 in excess thereof), provided, however, that any ABR Advance may be in the amount of the unused Aggregate Commitment.

2.7           Optional Principal Payments.  The Borrower may from time to time pay, without penalty or premium, all outstanding ABR Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding ABR Advances upon prior notice to the Agent not later than noon (Central time) on the day of prepayment.  The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding

Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon not less than five (5) Business Days’ prior notice to the Agent.

2.8           Method of Selecting Types and Interest Periods for New Advances.  The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time.  The Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) from an Authorized Person not later than noon (Central time) on the Borrowing Date of each ABR Advance and noon (Central time) three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

(i)            the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)           the aggregate amount of such Advance,

(iii)          the Type of Advance selected, and

(iv)          in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 2:00 p.m. (Central time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available in Houston, Texas to the Agent at its address specified pursuant to Article XIII (or otherwise provided by the Agent to the Lenders).  The Agent will make the funds so received from the Lenders available to the Borrower at the Agent’s aforesaid address.

2.9           Conversion and Continuation of Outstanding Advances.  ABR Advances shall continue as ABR Advances unless and until such ABR Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7.  Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into an ABR Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period.  Subject to the limitations set forth in Section 2.6, the Borrower may elect from time to time to convert all or any part of an ABR Advance into a Eurodollar Advance.  The Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) from an Authorized Person of each conversion of an ABR Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than noon (Central time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i)            the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)           the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)          the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

2.10         Changes in Interest Rate, etc.  Each ABR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into an ABR Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Alternate Base Rate for such day.  Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Swing Line Loan is made, to but excluding the date it is paid, at a rate per annum equal to the Alternate Base Rate for such day.  Changes in the rate of interest on that portion of any Advance maintained as an ABR Advance and on any Swing Line Loan will take effect simultaneously with each change in the Alternate Base Rate.  Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal to be Adjusted LIBO Rate plus the Applicable Margin, as determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof.  No Interest Period may end after the Facility Termination Date.

2.11         Rates Applicable After Default.  Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance.  During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, and (ii) each ABR Advance and Swing Line Loan shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum, and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

2.12         Method of Payment.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 2:00 p.m. (Central time) on the date when due and shall be applied ratably by the Agent among the Lenders.  Each payment delivered to the Agent for the account of any Lender shall (except in the case of Reimbursement Obligations for which an LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders.

Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.  If the Agent receives, for the account of a Lender, a payment from the Borrower and fails to remit such payment to such Lender on the Business Day such payment is received (if received by 2:00 p.m. ( Central time) by the Agent) or on the next Business Day (if received after 2:00 p.m. (Central time) by the Agent), the Agent shall pay to such Lender interest on such payment at a rate per annum equal to the Federal Funds Effective Rate for each of the first three days for which such payment is so delayed and thereafter at the rate applicable to the relevant Loan.  The Agent is hereby authorized to charge the account of the Borrower maintained with JPMorgan Chase Bank for each payment of principal, interest, Reimbursement Obligations and fees that the Borrower is obligated to pay as such payment becomes due hereunder.  Each reference to the Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuers, in the case of payments required to be made by the Borrower to the LC Issuers pursuant to Section 2.19.7.

2.13         Noteless Agreement; Evidence of Indebtedness.  (i)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)           The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto and the amount of each Swing Line Loan made hereunder, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender and the Swing Line Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Exposure at any time and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof and the amount thereof paid to the Swing Line Lender.

(iii)          The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender (or the Swing Line Lender) to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)          Any Lender may request that its Loans be evidenced by a promissory note in substantially the form of Exhibit D (a “Note”).  In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.1) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

2.14         Telephonic and Facsimile Notices.  The Borrower hereby authorizes the Lenders and the Agent and the Swing Line Lender to extend, convert or continue Advances and Swing Line Loans, effect selections of Types of Advances and to transfer funds based on telephonic or facsimile notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically or by facsimile.  The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender or Swing Line Lender, of each telephonic notice signed by an Authorized Person.  If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders or Swing Line Lender, the records of the Agent and the Lenders or Swing Line Lender shall govern absent manifest error.

2.15         Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each ABR Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the ABR Advance is prepaid, whether due to acceleration or otherwise, and on the Facility Termination Date.  Interest accrued on that portion of the outstanding principal amount of any ABR Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the Payment Date following the date of such conversion.  Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.  Commitment Fees and LC Fees and interest on Eurodollar Loans shall be calculated for actual days elapsed on the basis of a 360-day year; interest on ABR Loans and Swing Line Loans shall be calculated for actual days elapsed on the basis of a 365-day (or, if applicable, 366-day) year.  Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Central time) in accordance with Section 2.12.  If any payment of principal of or interest on an Advance or Swing Line Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.16         Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.  Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder.  Promptly after notice from an LC Issuer of the issuance or Modification of a Facility LC, the Agent will notify each Lender of the issuance or Modification of such Facility LC.  The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.17         Lending Installations.  Each Lender may book its Revolving Loans and its participation in any Facility LC, the Swing Line Lender may book the Swing Line Loans and each LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender, Swing Line Lender or LC Issuer, as the case may be, and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Loans, Swing Line Loans, Facility LCs, participations in Facility LCs and any Notes and the Swing Line Note issued hereunder shall be deemed held by each Lender, Swing Line Lender or LC Issuer, as the case may be, for the benefit of any such Lending Installation.  Each Lender, Swing Line Lender and LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Revolving Loans and Swing Line Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.18         Non-Receipt of Funds by the Agent.  Unless the Borrower or a Lender, as the case may be, notifies the Agent (i) in the case of the Borrower, prior to the date on which it is scheduled to make a payment of principal, interest or fees to the Agent for the account of the Lenders or (ii) in the case of a Lender, prior to the date on which it is scheduled to make a Eurodollar Loan or 30 minutes prior to the time at which it is scheduled to make an ABR Loan, that it does not intend to make such payment, the Agent may assume that such payment has been made.  The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.19         Facility LCs.

2.19.1      Issuance.  Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby Letters of Credit (each such Letter of Credit and each Existing LC, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the LC Exposure shall not exceed $600,000,000, (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment and (iii) if the Facility Termination Date shall have been extended pursuant to Section 2.20 with respect to some but not all of the Lenders, (A) the Aggregate Credit Exposure, less the portion of the LC Exposure attributable to Facility LCs expiring after the applicable Rejecting Lender’s Facility Termination Date, shall not exceed (B) the amount to which the Aggregate Commitment would be reduced upon such Rejecting Lender’s Facility Termination Date and provided, further, that with respect to each Modification (other than an increase or extension), the beneficiary under such Facility LC shall have consented in writing thereto.  No Facility LC shall have an expiry date later than the Facility Termination Date.

2.19.2      Participations.  Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19 (or, in the case of the Existing LC, on the Closing Date), the applicable LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Exposure in proportion to its Pro Rata Share.

2.19.3      Notice.  Subject to Section 2.19.1, the Borrower shall give the applicable LC Issuer notice from an Authorized Person prior to noon (Central time) at least two (2) Business Days (or such lesser period to which an LC Issuer may agree) prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby.  Upon receipt of such notice, such LC Issuer shall promptly notify the Agent.  Upon issuance of such Facility LC, the LC Issuer shall promptly notify the Agent and the Agent shall promptly notify each Lender of the issuance of such Facility LC and of the amount of such Lender’s participation in such Facility LC.  The issuance, renewal, extension or increase by an LC Issuer of any Facility LC shall be subject to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain).  The issuance or Modification by an LC Issuer of any Facility LC shall also be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”).  In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.  The LC Issuer shall not issue, renew, extend or increase any Facility LC hereunder if it has received written notice from the Agent, the Borrower or the Required Lenders, prior to the requested date of issuance, renewal, extension or increase of the applicable Facility LC, that one or more applicable conditions contained in Section 4.2 shall not be satisfied.

2.19.4      Compensation for Facility LCs.  The Borrower agrees to pay to the Agent, in the case of each Facility LC, a fee (the “LC Fee”) therefor, in an amount per annum equal to the Applicable Margin on the amount of such Facility LC, payable quarterly in arrears not later than five (5) Business Days following the Agent’s delivery to Borrower of the quarterly statement specifying the amount of the LC Fees properly due and payable hereunder with respect to the preceding calendar quarter (each date on which such payment is due being herein referred to as a “Quarterly Payment Date”) and on the Facility Termination Date (which payment shall be in the amount of all accrued and unpaid Facility LC Fees).  LC Fees shall be calculated, on a pro rata basis for the period to which such payment applies, for actual days on which such Facility LC was outstanding during such period, on the basis of a 360-day year.  The Agent shall, with reasonable promptness following receipt from all LC Issuers of the reports provided for in Section 2.19.5 for the months of March, June, September and December, respectively, deliver to the Borrower a quarterly statement of the LC Fees then due and payable.  The Agent shall promptly remit such LC Fees, when received by the Agent, as follows:  (i) to each LC Issuer, solely for its own account, with respect to each Facility LC issued by such LC Issuer, an amount per annum equal to the product of (A) 0.125% per annum and (B) the face amount of such Facility LC and (ii) to all Lenders, ratably, the balance of such LC Fees.  LC Fees shall be payable hereunder with respect to the Existing LCs from and after the Closing Date.  Each LC Issuer shall also have the right to charge the Borrower, solely for such LC Issuer’s own account, customary processing fees, charges and expenses of issuing and servicing Facility LCs.

2.19.5      LC Issuer Reporting Requirements.  Each LC Issuer shall, no later than the third (3rd) Business Day following the last day of each month, provide to the Agent a schedule of the Facility LCs issued by it showing the issuance date, account party, original face amount, amount (if any) paid thereunder, expiration date and the reference number of each Facility LC outstanding at any time during such month (and indicating, with respect to each Facility LC, whether it is a Financial LC or a Performance LC) and the aggregate amount (if any) payable by the Borrower to such LC Issuer during the month pursuant to Sections 3.1 and 3.2.  Copies of such reports shall be provided promptly to each Lender by the Agent.  The reporting requirements hereunder are in addition to those set forth in Section 2.19.3.

2.19.6      Administration; Reimbursement by Lenders.  Upon receipt by an LC Issuer from the beneficiary of any Facility LC of any demand for payment under such Facility LC, such LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”).  The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC.  Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs issued by it as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by an LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.7 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Central time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at the Alternate Base Rate.

2.19.7      Reimbursement by Borrower.  The Borrower shall be irrevocably and unconditionally obligated to reimburse each LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any

Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.  All such amounts paid by an LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the Alternate Base Rate for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the Alternate Base Rate for such day if such day falls after such LC Payment Date.  Each LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.19.6.  Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

2.19.8      Obligations Absolute.  The Borrower’s obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC.  The Borrower further agrees with each LC Issuer and each Lender that the LC Issuers and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee.  No LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC.  The Borrower agrees that any action taken or omitted by any LC Issuer or Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put any LC Issuer or Lender under any liability to the Borrower.  Nothing in this Section 2.19.8 is intended to limit the right of the Borrower to make a claim against an LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.7.

2.19.9      Actions of LC Issuer.  Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer.  Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Notwithstanding any other provision of this Section 2.19, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.19.10    Indemnification.  The Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such LC Issuer or the Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which such LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.  Nothing in this Section 2.19.10 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

2.19.11    Lenders’ Indemnification.  Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower but without limiting any obligation of the Borrower to do so) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

2.19.12    Cash Collateralization.  If any Default shall have occurred and be continuing, on the Business Day that the Borrower receives written notice from the Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account (the “Facility LC Collateral Account”) with the Agent, in the name of the Agent and for the ratable benefit of the Lenders and the benefit of the LC Issuers (as applicable), an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of a Default with respect to the Borrower described in Section 7.6 or 7.7.  Such deposit shall be held by the Agent as collateral for the payment and performance of the Obligations.  The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Facility LC Collateral Account.  The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of JPMorgan Chase Bank having a maturity not exceeding 30 days.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in the Facility LC Collateral Account shall be applied by the Agent to reimburse each LC Issuer for Reimbursement Obligations for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of a Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Defaults have been cured or waived.

2.19.13    Rights as a Lender.  In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

2.20         Extension of Facility Termination Date.  (a)  Not more than once in any fiscal year of the Borrower, the Borrower may request an extension of the Facility Termination Date to a date not later than the fifth (5th) anniversary of the date of such request by submitting a request for an extension (the “Extension Request”) to the Agent not less than 180 days prior to the then scheduled Facility Termination Date.  Promptly upon (but not later than five Business Days after) the Agent’s receipt and approval of the Extension Request, the Agent shall deliver to each Lender a copy of, and shall request each Lender to approve, the Extension Request.  Each Lender approving the Extension Request shall deliver its written approval no later than 60 days after such Lender’s receipt of the Extension Request.  If the written approval of the Extension Request by Lenders whose Pro Rata Shares equal or exceed 66-2/3% in the aggregate is received by the Agent within such 60-day period and provided that, on the last day of such 60-day period, no Default exists and the representations and warranties contained in Article V and in the Guaranty are true and correct except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, then the Facility Termination Date shall be extended as specified in the Extension Request but only with respect to the Lenders that have given their written approval.  Except to the extent that a Lender that did not give its written approval to such Extension Request (“Rejecting Lender”) is replaced as provided in Section 2.21, the Loans and all interest thereon, fees and other Obligations owed to such Rejecting Lender shall be paid in full on the Facility Termination Date as determined prior to such Extension Request (the “Rejecting Lender’s Facility Termination Date”), and Borrower shall make such additional payments (if any) of the Loan as are necessary to cause the Aggregate Credit Exposure not to exceed the Aggregate Commitment (as reduced) on any Rejecting Lender’s Termination Date.

(b)           If Lenders whose Pro Rata Shares equal or exceed 66-2/3% in the aggregate approve the Extension Request, the Borrower, upon notice to the Agent and any Rejecting Lender, may, subject to the provisions of the last sentence of Section 2.20(c), terminate the Commitment of such Rejecting Lender (or such portion of such Commitment that is not assigned to a Replacement Lender in accordance with Section 2.21), which termination shall occur as of a date set forth in such Borrower’s notice but in no event more than thirty (30) days following such notice.  The termination of a Lender’s Commitment shall be effected in accordance with Section 2.20(c).

(c)           If the Borrower elects to terminate a Commitment of a Rejecting Lender as provided in Section 2.20(b), the Borrower shall pay to the Rejecting Lender all Obligations due and owing to it hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Rejecting Lender, together with accrued interest thereon through the date of such termination, amounts payable under Sections 3.1 and 3.2 and the Reimbursement Obligations, Commitment Fees and LC Fees payable to such Rejecting Lender.  Upon request by the Borrower or the Agent, the Rejecting Lender will deliver to the Borrower and the Agent a letter setting forth the amounts payable to such Rejecting Lender as set forth above.  Upon the termination of such Rejecting Lender’s Commitment and payment of the amounts provided for in the immediately preceding sentence, the Borrower shall have no further obligations to such Rejecting Lender under this Agreement and such Rejecting Lender shall cease to be a Lender, provided, however, that such Rejecting Lender shall continue to be entitled to the benefits of Sections 2.19.10, 2.19.11, 2.19.12, 3.1, 3.2, 3.4, 3.5, 6.8(c), 9.6, 9.10 and this Section 2.20(c), as well as to any fees accrued for its account hereunder not yet paid, and shall continue to be obligated under Section 10.8 with respect to obligations and liabilities accruing prior to the termination of such Rejecting Lender’s Commitment.  If, as a result of the termination of the Rejecting Lender’s Commitment, any payment of a Eurodollar Loan occurs on a day which is not the last day of the applicable Interest Period, the Borrower shall pay to the Agent for the benefit of the Lenders (including any Rejecting Lender) any loss or cost incurred by the Lenders (including any Rejecting Lender) resulting therefrom in accordance with Section 3.4.  Upon the effective date of the termination of the Rejecting Lender’s Commitment, the Aggregate Commitment shall be reduced by the amount of the terminated Commitment of the Rejecting Lender, and each other Lender shall be deemed to have irrevocably and unconditionally purchased and received (subject to the provisions of the last sentence of this Section 2.20(c)), without recourse or warranty, from the Rejecting Lender, an undivided interest and participation in any Facility LC then outstanding, ratably, such that each Lender (excluding the Rejecting Lender but including any Replacement Lender that acquires an interest hereunder from such Rejecting Lender) holds a participation interest in each Facility LC in proportion to the ratio that such Rejecting Lender’s Commitment (upon the effective date of such termination of the Rejecting Lender’s Commitment) bears to the Aggregate Commitment (as reduced by the termination of such Rejecting Lender’s Commitment or a part thereof).  Notwithstanding the foregoing, if, upon the termination of the Commitment of such Rejecting Lender, the Aggregate Credit Exposure would exceed the Aggregate Commitment (as reduced), the Borrower may not terminate such Rejecting Lender’s Commitment unless the Borrower, on or prior to the effective date of such termination, prepays, in accordance with the provisions of this Agreement, outstanding Advances or Swing Line Loans or causes to be canceled, released and returned to the applicable LC Issuer outstanding Facility LCs or deposits cash into the Facility LC Collateral Account in sufficient amounts in the aggregate such that, on the effective date of such termination, the Aggregate Credit Exposure, less the amounts held in the Facility LC Collateral Account, does not exceed the Aggregate Commitment (as reduced).  In the event that the Borrower makes such deposit into the Facility LC Collateral Account, such deposits shall be applied by the Agent to pay to the applicable LC Issuer amounts drawn on any Facility LC that are not reimbursed by the Borrower and, provided no Default has occurred that is continuing, shall be returned to the Borrower when the Aggregate Credit Exposure equals or is less than the Aggregate Commitment.

2.21         Replacement of Lender.  (a)  If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert ABR Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.3 or a Lender is a Rejecting Lender (any Lender so affected, an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective or if such Affected Lender is a Rejecting Lender, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Affected Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.1 applicable to assignments (such bank or other entity, a “Replacement Lender”), and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the Replacement Lender.  Upon replacement of such Affected Lender and payment of the amounts provided for in the immediately preceding sentence, the Borrower shall have no further obligations to such Affected Lender under this Agreement and such Affected Lender shall cease to be a Lender, provided, however, such Affected Lender shall continue to be entitled to the benefits of Sections 2.19.10, 2.19.11, 2.19.12, 3.1, 3.2, 3.4, 3.5, 6.8(c), 9.6 and 9.10, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 10.8 with respect to obligations and liabilities accruing prior to such Affected Lender’s replacement.

(b)           In the event that the Affected Lender is a Rejecting Lender, the Borrower may elect to have a part of the Rejecting Lender’s rights and obligations under this Agreement and the other Loan Documents assigned pursuant to this Section 2.21, provided that the Borrower also elects, pursuant to Section 2.20(b) to terminate the entire amount of such Rejecting Lender’s Commitment not so assigned, which termination shall be effective on the date on which such assignment of the Rejecting Lender’s rights and obligations is consummated under this Section 2.21.

2.22         Swing Line.  (a)  The Swing Line Lender agrees, on the terms and conditions hereinafter set forth, to make loans (“Swing Line Loans”) to the Borrower from time to time during the period from the date of this Agreement, up to but not including the Facility Termination Date, in an aggregate principal amount not to exceed at any time outstanding the lesser of (i) the Swing Line Commitment or (ii) the amount by which the Aggregate Commitment exceeds the Aggregate Credit Exposure.  The Swing Line Loan shall be evidenced by a note in the form of Exhibit F hereto (the “Swing Line Note”).  Swing Line Loans shall bear interest at the Alternate Base Rate, which interest shall be payable monthly on each Payment Date.

(b)           Each Swing Line Loan which shall not utilize the Swing Line Commitment in full shall be in an amount not less than One Million Dollars ($1,000,000) and, if in excess thereof, in integral multiples of One Hundred Thousand Dollars ($100,000).  Within the limits of the Swing Line Commitment, the Borrower may borrow, repay and reborrow under this Section 2.22.

(c)           The Borrower shall give the Swing Line Lender notice of any request for a Swing Line Loan not later than 3:00 p.m. (Central time) on the Business Day of such Swing Line Loan, specifying the amount of such requested Swing Line Loan.  All notices given by the Borrower under this Section 2.22(c) shall be irrevocable.  Upon fulfillment of the applicable conditions set forth in Article IV, the Swing Line Lender will make the Swing Line Loan available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower’s account with the Swing Line Lender, provided, however, that the Swing Line Lender shall not make a Swing Line Loan hereunder if it has received written notice from the Agent, the Borrower or the Required Lenders, prior to the requested date of such Swing Line Loan, that one or more applicable conditions contained in Section 4.2 shall not be satisfied.

(d)           Each Swing Line Loan shall be paid in full on or before the fifth (5th) Business Day following the making of such Swing Line Loan.  Payment of a Swing Line Loan may be effected by an Advance pursuant to Section 2.8.  If such Swing Line Loan is not paid in full by the fifth (5th) Business Day following the making of such Swing Line Loan, it shall be paid from the proceeds of an Advance made by the close of the next Business Day pursuant to Section 2.8, which Advance shall be made by the Lenders upon request by the Agent without regard to whether a Borrowing Notice is delivered or the conditions to such Advance under Section 4.2 are satisfied (provided the conditions to the making of such Swing Line Loan were satisfied).  If for any reason such Advance cannot be made, the Lenders shall, upon notice from the Agent, purchase (without recourse or warranty) participations equal to their Pro Rata Shares of such Swing Line Loan.

ARTICLE III

YIELD PROTECTION; TAXES

3.1           Yield Protection.  If any Change in Law:

(i)            subjects any Lender or LC Issuer or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

(ii)           imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or LC Issuer or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances or ABR Advances, as applicable), or

(iii)          imposes on such Lender or LC Issuer or any applicable Lending Installation any other condition,

and the result of any of the foregoing is to increase the cost to such Lender or LC Issuer or applicable Lending Installation, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received or receivable by such Lender or LC Issuer or applicable Lending Installation, as the case may be, in connection with such Eurodollar Loans, or Commitment, or Facility LCs or participations therein, then, within 15 days of demand by such Lender or LC Issuer, as the case may be, the Borrower shall pay such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer, as the case may be, for such increased cost or reduction in amount received.

3.2           Changes in Capital Adequacy Regulations.  If any Lender or LC Issuer determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or LC Issuer’s capital or on the capital of such Lender’s or LC Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made or maintained by, or participations in Facility LCs held by, such Lender, or the Facility LCs issued by such LC Issuer, to a level below that which such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or LC Issuer’s policies and the policies of such Lender’s or LC Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company for any such reduction suffered.  The Borrower shall not be required to compensate any Lender pursuant to this paragraph for any amounts incurred more than 90 days prior to the date such Lender notifies the Borrower in writing of such Lender’s intention to claim compensation therefor; provided, however, that if the circumstances giving rise to such claim have a retroactive effect, then such 90-day period shall be extended to include the period of such retroactive effect.

3.3           Availability of Types of Advances.  If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances until the Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist, and require any affected Eurodollar Advances to be repaid or converted to ABR Advances, subject to the payment of any funding indemnification amounts required by Section 3.4, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Loans, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans.

3.4           Funding Indemnification.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of an election by the Borrower pursuant to Section 2.20, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

3.5           Taxes.  (i)  All payments by the Borrower to or for the account of any Lender, LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii)           In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application (“Other Taxes”).

(iii)          The Borrower hereby agrees to indemnify the Agent and each Lender and LC Issuer for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender or LC Issuer as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender or LC Issuer makes demand therefor pursuant to Section 3.6.

(iv)          Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax.  Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent.  All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)           For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi)          Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii)         If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent).  The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

3.6           Lender Statements; Survival of Indemnity.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Adjusted LIBO Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement.  The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1           Initial Credit Extension.  The Lenders shall not be required to make the initial Credit Extension hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

(i)            Copies of the articles or certificate of incorporation of the Borrower, together with all amendments thereto, and a certificate of good standing of the Borrower, each certified by the appropriate governmental officer in its jurisdiction of incorporation; any other information required by Section 326 of the USA PATRIOT ACT or necessary for the Agent or any Lender to verify the identity of Borrower as required by Section 326 of the USA PATRIOT ACT; and such comparable documents as Agent may require with respect to the Guarantors.

(ii)           Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party and copies, certified by the Secretary, Assistant Secretary or comparable officer of each Guarantor of the Board of Directors’ resolutions and of resolutions or actions of any other party authorizing the execution of the Guaranty.

(iii)          An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Responsible Officials and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower; and such comparable certificates as Agent may require with respect to the Guarantors.

(iv)          A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

(v)           Written opinions of the Borrower’s and Guarantor’s counsel, addressed to the Lenders in substantially the forms of Exhibits G-1 and G-2.

(vi)          The Swing Line Note and any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

(vii)         Evidence satisfactory to the Agent that all Indebtedness (other than the Existing LCs) under the Existing Credit Agreement shall have been simultaneously paid in full and the Existing Credit Agreement shall have been terminated.

(viii)        Such other documents as the Agent or its counsel may have reasonably requested.

4.2           Each Credit Extension.  The Lenders, LC Issuer and Swing Line Lender shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

(i)            There exists no Default or Unmatured Default.

(ii)           The representations and warranties contained in Article V and in the Guaranty are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

Each Borrowing Notice with respect to each such Advance or request for issuance or Modification (other than a Modification that does not increase the amount or extend the expiry date) of a Facility LC or request for a Swing Line Loan shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.  Notwithstanding the foregoing, in the case of a Loan (provided for in Section 2.22(d)) made to repay a Swing Line Loan, the satisfaction of the foregoing conditions with respect to such Swing Line Loan shall constitute satisfaction of such conditions with respect to the Loan to be made to repay such Swing Line Loan as provided for in Section 2.22(d).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1           Incorporation, Qualification, Powers and Capital Stock.  The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.  The Borrower is duly qualified to do business as, and is in good standing as, a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.  The Borrower has all requisite power and authority to conduct its business and to own and lease its properties.

5.2           Execution, Delivery and Performance of Loan Documents.

(a)           The Borrower has all requisite corporate power and authority to execute and deliver, and to perform all of its obligations under, the Loan Documents to which it is a party.

(b)           Each Guarantor has all requisite corporate, partnership or limited liability company power and authority to execute and deliver, and to perform all of its obligations under, the Guaranty.

(c)           The execution and delivery by the Borrower of, and the performance by the Borrower of each of its obligations under, each Loan Document to which it is a party and the execution and delivery by each Guarantor of, and the performance by each Guarantor of each of its obligations under, the Guaranty, have been duly authorized by all necessary action and do not and will not:  (1) require any consent or approval not heretofore obtained of any stockholder, security holder or creditor of the Borrower, any Subsidiary or any Guarantor; (2) violate any provision of the articles or certificate of incorporation or formation or bylaws, partnership agreement or operating agreement of the Borrower or any Guarantor or any provision of the articles or certificate of incorporation or formation, bylaws or partnership agreement or operating agreement of any Subsidiary; (3) result in or require the creation or imposition of any Lien, claim or encumbrance (except to the extent that any Lien is created under this Agreement) upon or with respect to any Property now owned or leased or hereafter acquired by the Borrower, any Subsidiary or any Guarantor; (4) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower, any Subsidiary or any Guarantor; or (5) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any Material Indebtedness Agreement.

(d)           Neither the Borrower nor any Subsidiary or Guarantor is in default under any Law, order, writ, judgment, injunction, decree, determination or award described in Section 5.2(c)(4) or any Material Indebtedness Agreement that in either case has a Material Adverse Effect.

(e)           No authorization, consent, approval, order, license, permit or exemption from, or filing, registration or qualification with, any Governmental Authority not heretofore obtained is or will be required under applicable Law to authorize or permit the execution and delivery by the Borrower or any Guarantor of, and the performance by the Borrower or any Guarantor of all of its obligations under, the Loan Documents.

(f)            Each of the Loan Documents to which the Borrower is a party, when executed and delivered, will constitute the legal, valid and binding obligations of the Borrower, and the Guaranty, when executed and delivered, will constitute the legal, valid and binding obligations of each Guarantor, enforceable against the Borrower or each Guarantor, as the case may be, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights generally or equitable principles relating to the granting of specific performance or other equitable remedies as a matter of judicial discretion.

5.3           Compliance with Laws and Other Requirements.  The Borrower (i) is in compliance in all material respects with all Laws and other requirements applicable to its business and (ii) has obtained all material authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all material filings, registrations or qualifications with, any Governmental Authority that is necessary for the transaction of its business, except in the case of either (i) or (ii) where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

5.4           Subsidiaries.

(a)           Schedule 5.4 hereto correctly sets forth the names and jurisdictions of incorporation or formation of all Subsidiaries and joint ventures in which the Borrower or any of its Subsidiaries has an investment as of the date of this Agreement, and the Subsidiaries that, as of the date of this Agreement, are Restricted Subsidiaries are designated as such on Schedule 5.4.  Except as described in Schedule 5.4 (as updated on a quarterly basis pursuant to a notice given at the same time as the Compliance Certificate pursuant to Section 6.2(b)), the Borrower does not own any capital stock or ownership interest in any Person other than the Subsidiaries and Joint Ventures in which the Borrower or any Guarantor has an interest.  All outstanding shares of capital stock or ownership interests, as the case may be, of each Subsidiary and each such Joint Venture that are owned by the Borrower or any Subsidiary are (1) owned of record and beneficially by the Borrower or by one or more Subsidiaries, free and clear of all Liens, claims, encumbrances and rights of others, and (2) duly authorized, validly issued, fully paid, nonassessable (except for capital calls or contribution requirements in connection with ownership interests in the Joint Ventures), and issued in compliance with all applicable state and federal securities and other Laws.  The Borrower may update Schedule 5.4 from time to time by sending written notice to the Agent.

(b)           Each Restricted Subsidiary is a corporation, partnership or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation. Each Restricted Subsidiary is duly qualified to do business as, and is in good standing as, a foreign corporation, partnership or limited liability company in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.  Each Restricted Subsidiary has all requisite corporate, partnership or limited liability company power and authority to conduct its business and to own and lease its properties.

(c)           Each Restricted Subsidiary (i) is in compliance in all material respects with all Laws and other requirements applicable to its business and (ii) has obtained all material authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all material filings, registrations or qualifications with, any Governmental Authority that are necessary for the transaction of its business, except in the case of either (i) or (ii) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

5.5           Financial Statements of the Borrower and its Consolidated Subsidiaries.  The consolidated balance sheets of the Company and its consolidated Subsidiaries as at December 31, 2004 and the related consolidated statements of income and cash flows for the fiscal year ended on such date, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in cash flows for the fiscal year then ended.  The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2005 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Official, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in cash flows for the three-month period then ended (subject to normal year-end audit adjustments).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP throughout the periods involved (except as approved by such accountants or Responsible Official, as the case may be, and as disclosed therein and except the quarterly statements are unaudited and do not include footnotes as would be required for audited financial statements).

5.6           No Material Adverse Change.  There has been no change in the condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, from the financial condition of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2004 which would reasonably be expected to have a Material Adverse Effect, and the Borrower and the Subsidiaries, taken as a whole, do not have any material liability or, to the best knowledge of the Borrower, material contingent liability not reflected or disclosed in the financial statements or notes thereto described in Section 5.5 (or, to the extent that financial statements have been delivered pursuant to Section 6.1, in the most recently delivered financial statements), or otherwise disclosed to the Agent and the Lenders in writing.

5.7           Tax Liability.  The Borrower and each Subsidiary have filed all tax returns (federal, state and local) required to be filed by them and have paid all material taxes shown thereon to be due and all property taxes due, including interest and penalties, if any, other than any taxes of which the amount or validity is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided for on the books of the Borrower or its Subsidiaries, as the case may be.  To the best knowledge of the Borrower, there does not exist any substantial likelihood that any Governmental Authority will assert a tax deficiency against the Borrower or any Subsidiary that is material to the Borrower and the Subsidiaries, taken as a whole, that has not been adequately reserved against in the financial statements described in Section 5.5 (or, to the extent that financial statements have been delivered pursuant to Section 6.1, in the most recently delivered financial statements).  The Borrower and each Subsidiary have established and are maintaining adequate reserves for tax liabilities, if any, sufficient to comply with GAAP.

5.8           Litigation.  There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary, or any Property of the Borrower or any Restricted Subsidiary, before any Governmental Authority in which there is a reasonable possibility of a decision adverse to the Borrower or a Restricted Subsidiary and which, if determined adversely to the Borrower or the Restricted Subsidiary, could reasonably be expected to have a Material Adverse Effect.

5.9           ERISA.  (a)  Neither the Borrower nor any member or the Controlled Group has established, is a party to or has any liability under any Plan as of the date hereof.

(b)           In the event that, at any time after the date hereof at which the representation under this paragraph (b) is made or deemed remade, the Borrower or any member of the Controlled Group shall have established, be a party or have any liability under any Plan, then: (i) neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code; (ii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period; (iii) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits to an extent which could reasonably be expected to have a Material Adverse Effect; (iv) neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly

Controlled Entity would become subject to any liability under ERISA in an amount which could reasonably be expected to have a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; (v) to the knowledge of the Borrower or any Commonly Controlled Entity, no such Multiemployer Plan for which the Borrower or any Subsidiary could reasonably be expected to have a material liability is in Reorganization or Insolvent; and (vi) the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $5,000,000.

5.10         Regulations U and X.  Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the meanings of Regulation U.  No part of the Advances or the Facility LCs will be used to purchase or carry any margin stock, or to extend credit to others for that purpose, or for any purpose that violates the provisions of Regulations U or X.

5.11         No Default or Unmatured Default.  No Default or Unmatured Default has occurred and is continuing.

5.12         Ownership of Property; Liens.  Each of the Borrower and its Restricted Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to all its other Property, except for defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such Properties for their intended purposes, and none of such Property is subject to any Lien except as permitted by Section 6.12.  Each of the Borrower and its Restricted Subsidiaries has good record and marketable title in fee simple to all Real Estate Inventory included in the Borrowing Base, except for defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

5.13         Environmental Matters.  Except to the extent that all of the following, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a)           To the knowledge of the Borrower, no Property of the Borrower or any of its Subsidiaries contains or has previously contained any Materials of Environmental Concern in amounts or concentrations which (1) constitute or constituted a violation of, or (2) could reasonably be expected to give rise to liability under, any Environmental Law.

(b)           To the knowledge of the Borrower, the Properties of the Borrower and its Subsidiaries and all operations at such Properties are in compliance, and, to the extent of the Borrower’s and its Subsidiaries’ involvement with the Properties, have heretofore been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about such Properties or violation of any Environmental Law with respect to such Properties or the business operated by the Borrower or any of its Subsidiaries (the “Business”).

(c)           Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties of the Borrower and its Subsidiaries or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)           To the knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties of the Borrower and its Subsidiaries while owned or operated by the Borrower or any of its Subsidiaries in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of such Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

(e)           No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties of the Borrower and its Subsidiaries or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Properties or the Business.

(f)            To the knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties of the Borrower and its Subsidiaries, or arising from or related to the operations of the Borrower or any Subsidiary in connection with such Properties or otherwise in connection with the Business, in violation of, or in amounts or in a manner that could reasonably give rise to liability under, Environmental Laws.

5.14         Investment Company Act.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.15         Public Utility Holding Company Act.  Neither the Borrower nor any Subsidiary is a “holding company” or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.16         Subordinated Indebtedness.  The Obligations constitute senior Indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1           Financial Statements.  The Borrower shall cause to be delivered to the Agent, in form and detail satisfactory to the Agent (for prompt distribution by the Agent to the Lenders):

(a)           as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, copies of the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and changes in cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than qualifications related to the incorporation of reports by other independent certified public accountants), by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders; and

(b)           as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and changes in cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by an Authorized Person as being fairly stated in all material respects when considered in relation to the consolidated financial position of the Borrower and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

all such financial statements to be prepared in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2           Certificates; Other Information.  The Borrower shall cause to be delivered to the Agent, in form and detail satisfactory to the Agent (for prompt distribution by the Agent to the Lenders):

(a)           concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Unmatured Default, except as specified in such certificate;

(b)           concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), a Compliance Certificate in substantially the form of Exhibit H hereto executed by an Authorized Person, stating that, to the best of such Authorized Person’s knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it (and containing calculations demonstrating compliance with Sections 6.17(f), 6.24, 6.25, 6.26, 6.28 and 6.29 and such other financial information as requested by the Agent), and that such officer has obtained no knowledge of any Default or Unmatured Default except as specified in such certificate;

(c)           not later than 90 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding two fiscal years and the projected consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such succeeding fiscal years, such projections to be accompanied by a certificate of an Authorized Person to the effect that while such an Authorized Person has no reason to believe such projections are incorrect or misleading in any material respect, such projections are based upon assumptions that may not materialize or may change adversely due to factors related to the Borrower’s business or industry, and unanticipated events and circumstances may occur subsequent to the date of such projections, such that the actual results achieved may vary from such projections, and such variations may be material, and that the Borrower is under no obligation to update such projections;

(d)           promptly after the same are filed with any security exchange or with the Securities and Exchange Commission or any successor or analogous Governmental Authority, copies of all financial statements, reports, notices and proxy statements and all regular and periodic reports and all registration statements (excluding exhibits thereto and Registration Statements on Form S-8) and prospectuses, if any, filed by the Borrower or any of its Restricted Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(e)           promptly, such additional financial and other information as any Lender may from time to time reasonably request;

(f)            as soon as practicable, but in no event later than 30 days after the end of each calendar quarter, a Borrowing Base Certificate certifying in reasonable detail the Borrowing Base as of the last day of such quarter, which certificate shall be complete and correct as of the date thereof;

(g)           from and after the date on which the Borrower or any member of the Controlled Group shall establish, become a party to or have any liability under any Plan, (i) within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA and (ii) as soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto; and

(h)           as soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (i) any notice or claim to the effect that the Borrower or any of its

Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any Materials of Environmental Concern into the environment, and (ii) any notice alleging any violation of any Environmental Law by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

If any information which is required to be furnished to the Lenders under Section 6.1 or this Section 6.2 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date.

6.3           Payment of Obligations.  The Borrower and each Restricted Subsidiary shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all obligations of whatever nature except where (a) failure to pay could reasonably be expected to have a Material Adverse Effect, and (b) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

6.4           Conduct of Business and Maintenance of Existence.  The Borrower and the Restricted Subsidiaries, taken as a whole, shall at all times remain principally engaged in the business conducted as of the date of this Agreement by the Borrower and the Restricted Subsidiaries, and, in all respects material to the business of the Borrower and the Restricted Subsidiaries taken as a whole, the Borrower shall, and shall cause each of the Restricted Subsidiaries to, preserve, renew and keep in full force and effect its corporate, partnership or limited liability company existence (as applicable) and take all reasonable action to maintain all rights, privileges and franchises required for the normal conduct of such business, except (a) as otherwise permitted pursuant to Section 6.14 and (b) the Borrower shall not be required to preserve any such right, privilege or franchise if the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or any Subsidiary and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.  The Borrower shall, and shall cause each Restricted Subsidiary to, comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.5           Maintenance of Property; Insurance.

(a)           The Borrower and each Restricted Subsidiary shall keep in all material respects all Property useful and necessary in its business in good working order and condition (provided, however, that nothing in this Section 6.5 shall prevent the Borrower from discontinuing the operation or maintenance, or both the operation and maintenance, of any of such Properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary and could not reasonably be expected to have a Material Adverse Effect).

(b)           The Borrower and each Restricted Subsidiary shall maintain insurance for their respective Properties and businesses, (1) with financially sound and reputable insurance companies or associations, and (2) of such types (including insurance against theft and fraud and against loss or damage by fire, flood, explosion or hazard of or to property and general public liability insurance), in such amounts and with such deductibles, covering such casualties and contingencies and otherwise on such terms as those usually carried by companies of established reputations engaged in similar businesses and owning similar properties and assets in the same general areas in which the Borrower or its applicable Subsidiary operates or as may otherwise be required by applicable Requirements of Law.  The Borrower shall furnish to each Lender, upon written request, reasonable information as to the insurance carried.

6.6           Inspection of Property; Books and Records; Discussions.  The Borrower and each Restricted Subsidiary shall in all material respects keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender, at such Lender’s expense prior to the occurrence of a Default and at the Borrower’s expense after the occurrence and during the continuance of a Default, to visit and inspect as reasonably requested any of its Properties and the Properties of the Joint Ventures in which the Borrower or any Guarantor participates or manages and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, Properties and financial and other condition of the Borrower and its Subsidiaries and such Joint Ventures in which the Borrower or any Guarantor participates or manages, as reasonably requested with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

6.7           Notices.  The Borrower will promptly give notice to the Agent and each Lender of:

(a)           the occurrence of any Default or Unmatured Default;

(b)           any (1) default or event of default under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries or (2) litigation, investigation or, proceeding which may exist at any time between the Borrower or any of its Restricted Subsidiaries and any Governmental Authority, which, in the case of either clause (1) or clause (2), reasonably could be expected to have a Material Adverse Effect;

(c)           any litigation or proceeding affecting the Borrower or any of its Restricted Subsidiaries in which damages or injunctive or similar relief is sought which reasonably could be expected to have a Material Adverse Effect (which notice shall be required to be given at the time the Borrower files with the Securities and Exchange Commission a filing disclosing such litigation);

(d)           from and after the date on which the Borrower or any member of the Controlled Group shall establish, become a party to or have any liability under any Plan, any of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (1) the occurrence of any Reportable Event with respect to any Plan which must be reported to the applicable governmental authorities, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan; or (2) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any

Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

(e)           any event or occurrence which has a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Official setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

6.8           Environmental Laws.

(a)           The Borrower, each Restricted Subsidiary and each Joint Venture which the Borrower or any Restricted Subsidiary manages shall comply and cause compliance by all tenants and subtenants, if any, with all Environmental Laws and obtain and comply in all material respects with and maintain, and cause all tenants and subtenants to obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except in each case to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)           The Borrower, each Restricted Subsidiary and each such Joint Venture shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

(c)           The Borrower shall defend, indemnify and hold harmless the Agent and the Lenders, and their respective Related Parties from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation by the Borrower or any of its Subsidiaries of or their noncompliance with, any Environmental Laws, or any orders, requirements or demand of Governmental Authorities related thereto, including reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  The agreements contained in this clause (c) shall survive the termination of this Agreement and the payment of the Obligations.

6.9           Guaranties from Future Subsidiaries; Release of Guarantors.  (a) The Borrower shall promptly secure the execution and delivery of the Guaranty (or a Supplemental Guaranty) to the Agent for the benefit of the Lenders from each Subsidiary, whether now existing or formed and organized after the date hereof, if such Subsidiary is a Wholly-Owned Subsidiary of the Borrower and is included in the Homebuilding Segment; provided that (i) any Subsidiary whose sole purpose is to serve as a joint venturer, partner, member or shareholder in a Joint Venture shall not be required to deliver a Guaranty, (ii) none of the Subsidiaries listed on Schedule 6.9 hereto shall be required to be a Guarantor and (iii) a Subsidiary hereafter formed or organized will not be required to be a Guarantor if federal or state regulatory requirements prohibit such Subsidiary from being a Guarantor or if such Subsidiary is not engaged in the construction or sale of homes or in any activities that are material to the Homebuilding Segment.  Each such Subsidiary that does not deliver the Guaranty on the Closing Date shall execute and deliver a Supplemental Guaranty within 30 days after it meets the criteria set forth in the preceding sentence.  Concurrently with the execution and delivery by such a Subsidiary of a Supplemental Guaranty, the Borrower will deliver to the Agent such legal opinions and evidence of corporate or other action and authority in respect thereof as shall be reasonably requested by the Agent.

(b)           In the event that any Guarantor ceases to be a Wholly-Owned Subsidiary of the Borrower in the Homebuilding Segment or ceases to be engaged in the active conduct of business, the Borrower may request the release of such Guarantor from its obligations under its Guaranty, and provided no Default or Unmatured Default exists, the Agent shall deliver to the Borrower a written release of such Guarantor from its obligations under the Guaranty and shall so notify the Lenders.

(c)           The Borrower shall not cause or permit the voting securities or other ownership interests of any Subsidiary in the Homebuilding Segment to be less than 100% owned and controlled, directly or indirectly, by the Borrower except for a legitimate business purpose unrelated to whether such Subsidiary is required to be a Guarantor hereunder.

6.10         Use of Proceeds.  The Borrower shall, and shall cause each Subsidiary to, use the proceeds of the Credit Extensions for repayment of the obligations under the Existing Credit Agreement and for general corporate purposes, including Acquisitions (that are not hostile) in the same or similar lines of business.  The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U).

6.11         Taxes.  The Borrower shall, and shall cause each Subsidiary to, timely file (subject to extensions as permitted by law) complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

6.12         Limitation on Liens.  Neither the Borrower nor any Restricted Subsidiary will create, incur, assume or suffer to exist any Lien of any nature upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)           Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(c)           pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(d)           deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)           easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

(f)            Liens securing Non-Recourse Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition, construction or development of Real Estate Inventory or Liens securing Indebtedness of the Borrower and its Subsidiaries incurred to finance the construction or acquisition of fixed or capital assets or a Refinancing Indebtedness with respect to any of such Indebtedness, provided that (1) such Liens shall be created within 180 days after (A) the acquisition of such Real Estate Inventory or (B) the acquisition or completion of construction of fixed or capital assets (or, in the case of Refinancing Indebtedness with respect thereto, such Liens shall be renewals or replacements of Liens created within such 180-day time period) and (2) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness;

(g)           Liens on the property or assets of a corporation or other entity which becomes a Subsidiary or which is merged into the Borrower or a Subsidiary after the date hereof securing Indebtedness of such corporation or other entity, provided that (1) such Liens existed at the time such corporation or other entity became a Subsidiary or was so merged and were not created in anticipation thereof, (2) any such Lien is not spread to cover any additional Property of such corporation or other entity after the time such corporation or other entity becomes a Subsidiary or is so merged, and (3) the amount of Indebtedness secured thereby is not increased;

(h)           Liens on assets of the Financial Services Segment securing Indebtedness of the Financial Services Segment; and

(i)            Judgment and other similar Liens arising in connection with court proceedings except Liens arising from judgments that constitute a Default under Section 7.9.

6.13         Limitation on Guarantee Obligations.  Neither the Borrower nor any Restricted Subsidiary will create, incur, assume or suffer to exist any Guarantee Obligation except:

(a)           the Borrower and any Guarantor may incur Guarantee Obligations, not to exceed $35,000,000 in the aggregate at any time, in respect of obligations of entities in the Financial Services Segment;

(b)           the entities within the Financial Services Segment may incur Guarantee Obligations;

(c)           the Borrower and any Guarantor may incur Guarantee Obligations in respect of reimbursement obligations with respect to Letters of Credit issued for the account of the Borrower or any Guarantor for the benefit of employee benefit or employee insurance programs of the Borrower or any of its Subsidiaries;

(d)           Subsidiaries of the Borrower may incur Guarantee Obligations in respect of the Specified Debt, provided that simultaneously with the execution and delivery of any guaranty in respect thereof by any Subsidiary, such Subsidiary shall execute and deliver a Supplemental Guaranty if it is not already a Guarantor; and

(e)           the Borrower and any Guarantor may incur Guarantee Obligations in respect of obligations of the Borrower and Subsidiaries, joint ventures and other entities in each case in the Homebuilding Segment.

6.14         Limitations on Fundamental Changes.  Neither the Borrower nor any Restricted Subsidiary will enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

(a)           any Restricted Subsidiary of the Borrower may be merged or consolidated (i) with or into the Borrower, provided that the Borrower shall be the continuing or surviving corporation, or (ii) with or into any one or more Restricted Subsidiaries of the Borrower, provided that the Restricted Subsidiary or Restricted Subsidiaries shall be the continuing or surviving entity and that, if either Subsidiary was a Guarantor, the continuing or surviving entity shall also be a Guarantor or become a Guarantor on the effective date of such merger or consolidation;

(b)           the Borrower or any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary of the Borrower; provided that, if the transferor is the Borrower or a Guarantor, the transferee shall be the Borrower or shall be a Guarantor or become a Guarantor on the effective date of such transaction;

(c)           any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets to the Borrower or any Restricted Subsidiary of the Borrower, whether existing on or created after the date of this Agreement, provided that if the transferor is a Guarantor, the transferee shall be the Borrower or a Guarantor; and

(d)           sales, conveyances, leases, assignments, transfers or other dispositions of property, business or assets permitted under Section 6.15.

6.15         Limitations on Sales of Assets.  Neither the Borrower nor any Restricted Subsidiary will convey, sell, lease, assign, transfer or otherwise dispose of any of its Property or business (including stock of Subsidiaries, receivables and leasehold interests), whether now owned or hereafter acquired, except:

(a)           obsolete or worn out property disposed of in the ordinary course of business;

(b)           the sale of inventory in the ordinary course of business, including sale-leasebacks of model homes;

(c)           the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(d)           the sale or discount without recourse of mortgage loan receivables;

(e)           the sale by the Financial Services Segment of its rights under loan servicing portfolios;

(f)            as permitted by Section 6.14 (other than pursuant to clause (d) thereof);

(g)           the sale of mortgages and mortgage-backed or other securities by the Financial Services Segment;

(h)           the sale, transfer or other disposition of any stock, property or assets of the Limited-Purpose Subsidiaries;

(i)            the sale, transfer or other disposition of Cash Equivalents; and

(j)            any other sale or disposition of Property (including stock or Property of Subsidiaries), provided that the aggregate book value of all assets so sold or disposed of pursuant to this clause (j) in any period of twelve (12) consecutive months shall not exceed 10% of the book value of the consolidated total assets of the Borrower and its Subsidiaries (excluding the assets of the Limited Purpose Subsidiaries) as at the beginning of such twelve (12) month period.

6.16         Limitation on Dividends.  The Borrower will not declare or pay any dividend (other than dividends payable solely in Common Stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Borrower or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called “Restricted Payments”), except that the Borrower may make any Restricted Payment so long as, after giving effect thereto, no Default or Unmatured Default will be in existence.

6.17         Limitation on Investments.  Neither the Borrower nor any Restricted Subsidiary will make any Investments, except:

(a)           extensions of trade credit and other payables in the ordinary course of business and extensions of non-material advances for Improvements to property not then owned by the Borrower in the ordinary course of business, provided that the Borrower shall give notice to the Lenders of any such non-material advances aggregating in excess of $20,000,000 in any fiscal quarter;

(b)           Investments in Cash Equivalents;

(c)           Acquisitions by the Borrower or any of its Restricted Subsidiaries of assets constituting a business unit or the capital stock of any Person, provided that such business unit or Person is engaged in the same general type of business as conducted by the Borrower or one of its Restricted Subsidiaries and provided, further, that before any such Acquisition and after giving effect thereto, no Default or Unmatured Default shall be in existence and the Borrower shall, at its sole expense, have delivered to the Agent not less than 10 days prior to the date of such Acquisition a certificate to such effect, in form and substance satisfactory to the Agent, signed by an Authorized Person;

(d)           Acquisitions by the Borrower or any of its Restricted Subsidiaries other than Acquisitions permitted under clauses (c) or (g) of this Section 6.17 of, or investments in, assets constituting a business unit or the capital stock of any Person; provided, that the aggregate amount of consideration paid by the Borrower and its Restricted Subsidiaries for all such Acquisitions of assets or capital stock (including as a part of such consideration any Indebtedness assumed as a part thereof) does not exceed an aggregate amount equal to $25,000,000 in any 12-month period; and provided, further, that after giving effect thereto, no Default or Unmatured Default shall be in existence;

(e)           Investments by the Borrower in any Guarantor or by any Guarantor in the Borrower or in any other Guarantor;

(f)            Investments by the Borrower or any Guarantor in Joint Ventures, in Subsidiaries that are not wholly-owned Subsidiaries, in the Limited-Purposes Subsidiaries Segment and in the Financial Services Segment, so long as the aggregate amount of such Investments shall not at any time exceed 40% of Consolidated Tangible Net Worth; provided, that such limitation shall not apply to Investments in the Financial Services Segment to the extent made following termination of the Countrywide Loan Purchase Agreement (or any successor agreement thereto) and that are repaid in full not later than the first to occur of:  (A) 90 days following the date such termination becomes effective or (B) the date upon which Ryland Mortgage Company enters into a successor agreement;

(g)           Investments by entities within the Financial Services Segment in any Person and Acquisitions of assets constituting a business unit or the capital stock of any Person by entities within the Financial Services Segment;

(h)           loans and advances to officers, employees, consultants and agents of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business; and

(i)            other loans and advances to employees of the Borrower in connection with incentive or stock purchase plans or arrangements in an aggregate amount not to exceed $3,000,000 at any time outstanding.

6.18         Limitation on Optional Payments and Modification of Debt Instruments.

(a)           Neither the Borrower nor any Restricted Subsidiary will (1) make any optional payment or prepayment on or redemption of any Subordinated Debt or (2) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms (including the subordination terms) of any Subordinated Debt (other than any such amendment, modification or change that is in form reasonably satisfactory to the Agent), provided that so long as no Unmatured Default or Default is in existence or would result therefrom, the Borrower may prepay Subordinated Debt.

(b)           No Restricted Subsidiary within the Financial Services Segment will amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of any debt instrument to which it is a party the effect of which would be to:  (1) impose restrictions on the payment of dividends, directly or indirectly, to or for the benefit of the Borrower which would limit such dividends to an aggregate amount for all Restricted Subsidiaries in the Financial Services Segment in any fiscal year which is less than the consolidated net income of the Financial Services Segment for the current fiscal year; or (2) impose restrictions on the making by such Restricted Subsidiaries of Credit Advances, directly or indirectly, to or for the benefit of the Borrower which would limit such Credit Advances to an aggregate amount for all Restricted Subsidiaries in the Financial Services Segment which is less than $25,000,000 at any time outstanding, provided that provisions which by their terms would impose such restrictions only in the event of a default under such debt instrument and solely as a result of such default shall not be deemed to be included in the restrictions described in the foregoing clauses (1) or (2).

6.19         Transactions with Affiliates.  Neither the Borrower nor any Restricted Subsidiary will enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Borrower or a Guarantor) unless such transaction is otherwise expressly permitted under this Agreement, or is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

6.20         Fiscal Year.  The Borrower will not permit the fiscal year of the Borrower to end on a day other than December 31 without at least 90 days’ prior written notice to the Agent (which notice shall be forwarded promptly by the Agent to the Lenders).

6.21         Compliance with ERISA.  From and after the date on which the Borrower or any member of the Controlled Group shall establish, become a party to or have any liability under any Plan, neither the Borrower nor any Restricted Subsidiary will:

(a)           terminate any Plan so as to result in any material liability to the PBGC;

(b)           engage in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) involving any Plan which would result in a material liability for an excise tax or civil penalty in connection therewith;

(c)           incur or suffer to exist any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, involving any Plan; or

(d)           allow or suffer to exist any event or condition which presents a material risk of incurring a material liability to the PBGC by reason of termination of any such Plan.

6.22         Preferred Stock.  The Borrower will not permit any Guarantor to issue preferred stock to any Person other than the Borrower.

6.23         No Other Negative Pledges.  Neither the Borrower nor any Restricted Subsidiary will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except as set forth in (a) the Loan Documents, (b) any indenture or equivalent instrument (or any amendment or supplement thereto) relating to any Specified Debt and (c) agreements which evidence or secure Indebtedness secured by Liens permitted under this Agreement so long as such prohibition applies only to the Property subject to such Lien.

6.24         Consolidated Tangible Net Worth.  The Borrower shall not permit Consolidated Tangible Net Worth at any time to be less than the sum of (a) $967,974,000 plus (b) 50% of the Consolidated Net Income (without deduction for losses sustained during any fiscal quarter) for each fiscal quarter subsequent to the fiscal quarter ended September 30, 2005, plus (c) 50% of the net proceeds from any equity offerings of the Borrower from and after September 30, 2005.  Notwithstanding the foregoing, in the event that the Borrower shall at any time engage in an Acquisition with a purchase price (determined under GAAP) equaling or exceeding $100,000,000, the minimum Consolidated Tangible Net Worth requirement shall be adjusted to the sum of (i) 80% of Consolidated Tangible Net Worth at the end of the fiscal quarter in which the closing of such Acquisition occurs, plus (ii) an amount equal to 50% of the Consolidated Net Income (without deduction for losses sustained in any fiscal quarter) for each fiscal quarter subsequent to the closing of such Acquisition, plus (iii) 50% of the net proceeds received by the Borrower for any capital stock issued after the closing of such Acquisition.

6.25         Leverage Ratio.  The Borrower shall not permit the Leverage Ratio at any time to exceed 60%.

6.26         Minimum Interest Coverage.  The Borrower shall not permit the ratio of (a) EBITDA to (b) Consolidated Interest Incurred, for any period consisting of the preceding four fiscal quarters, to be less than 2.0 to 1.0 at any time.

6.27         Senior Permitted Debt Not to Exceed Borrowing Base.  As of the end of the first fiscal quarter that is at least thirty days after the date on which the Borrower does not have an Investment Grade Rating from at least one of Moody’s or S&P and thereafter for so long as the Borrower does not have an Investment Grade Rating from at least one of Moody’s or S&P, the Borrower shall not permit Senior Permitted Debt to exceed the Borrowing Base.

6.28         Limitation on Housing Inventory.  As of the end of the first fiscal quarter that is at least thirty days after the date on which the Borrower does not have an Investment Grade Rating from at least one of Moody’s or S&P and thereafter for so long as the Borrower does not have an Investment Grade Rating from at least one of Moody’s or S&P, the Borrower shall not permit the aggregate unit number of Unsold Housing Inventory of the Borrower and Guarantors on a

combined basis at any time to exceed the greater of:  (a) 50% of homes delivered by the Borrower and Guarantors during the immediately preceding twelve (12) months; or (b) 70% of the homes delivered by the Borrower and Guarantors during the immediately preceding six (6) months.

6.29         Limitations on Land Inventory.  As of the end of the first fiscal quarter that is at least thirty days after the date on which the Borrower does not have an Investment Grade Rating from at least one of Moody’s or S&P and thereafter for so long as the Borrower does not have an Investment Grade Rating from at least one of Moody’s or S&P, the Borrower shall not permit the ratio of (1) the sum of the book value of (A) Unsold Finished Lots, (B) Unsold Land Under Development, and (C) Unsold Raw Land of the Borrower and Guarantors to (2) Consolidated Tangible Net Worth to exceed 1.0 to 1.0 at any time.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1           Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders, any LC Issuer or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.2           Nonpayment of principal of any Loan or any Reimbursement Obligation when due; or nonpayment of interest upon any Loan within five (5) days of the date when due; or nonpayment or of any Commitment Fee, LC Fee or other payment under any of the Loan Documents within five (5) days after the same becomes due (following receipt of an accurate invoice).

7.3           The breach by the Borrower of any of the terms or provisions of Section 6.14, 6.18, 6.20, 6.22, 6.24, 6.25, 6.26, 6.27, 6.28 or 6.29.

7.4           The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days.

7.5           Failure of the Borrower or any of its Restricted Subsidiaries to pay when due any Material Indebtedness (beyond the applicable grace period (not to exceed fifteen (15) days) with respect thereto, if any); or the default by the Borrower or any of its Restricted Subsidiaries in the performance of any term, provision or condition contained in any Material Indebtedness Agreement or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date or any Material Indebtedness of the Borrower or any of its Restricted Subsidiaries shall be declared to be due and payable or the repurchase, prepayment, defeasance or redemption thereof shall be required prior to the stated maturity thereof; provided that the failure by Ryland Mortgage Company or any of its Subsidiaries that is a Restricted Subsidiary to pay any such Indebtedness in the form of reimbursement obligations in respect of Letters of Credit issued for the account of Ryland Mortgage Company or any of its Subsidiaries that is a Restricted Subsidiary backing obligations under master servicing agreements shall not constitute a Default under this Section 7.5 until the date which is 90 days after the date on which such reimbursement obligations become due and payable; or the Borrower or any of its Restricted Subsidiaries shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

7.6           The Borrower or any of its Restricted Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7           Without the application, approval or consent of the Borrower or any of its Restricted Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Restricted Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Restricted Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.8           Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

7.9           The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more judgments or orders for the payment of money in excess of $10,000,000.

7.10         Any Change in Control shall occur.

7.11         The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any Materials of Environmental Concern into the environment, or (ii) violate any Environmental

Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

7.12         The occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

7.13         Except for the release of any Guarantor pursuant to Section 6.9, (a) any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, (b) any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or (c) any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

7.14         Any one or more of the following occurs at any time from and after the date on which the Borrower or any member of the Controlled Group shall establish, become a party to or have any liability under any Plan:  (1) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; or (2) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity; or (3) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA; or (4) any Single Employer Plan shall terminate for purposes of Title IV of ERISA; or (5) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; or (6) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

7.15         The Borrower shall cease to own, directly or indirectly and free and clear of any Lien, 100% of the issued and outstanding capital stock of Ryland Homes of California, Inc. and Ryland Mortgage Company.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1           Acceleration; Facility LC Collateral Account.  (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender or LC Issuer and the Borrower will be and become thereby unconditionally obligated, without any notice, act or demand, to pay to the Agent in immediately available funds the amount required to be paid pursuant to Section 2.19.12.  If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of LC Issuers to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the amount required to be paid pursuant to Section 2.19.12.

(ii)           If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2           Amendments.  Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

(i)                                     Extend the final maturity of any Loan or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount of any Loan or Reimbursement Obligation, or reduce the rate or extend the time of payment of interest or fees on any Loan or Reimbursement Obligation;

(ii)                                  Reduce the percentage specified in the definition of Required Lenders;

(iii)                               Extend the Facility Termination Date (except as provided in Section 2.20) or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder or the commitment to issue Facility LCs (except as provided in Section 2.5.3), or permit the Borrower to assign its rights under this Agreement;

(iv)                              Amend this Section 8.2;

(v)                                 Release any Guarantor (except as provided in Section 6.9(b)); or

(vi)                              Release any collateral from the Facility LC Collateral Account (except as provided in Section 2.19.12 or 2.20(c)).

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.  No amendment of any provision of this Agreement relating to the Swing Line Lender shall be effective without the written consent of the Swing Line Lender.  No amendment of any provision of the Agreement relating to the LC Issuers shall be effective without the written consent of the LC Issuers affected thereby.  The Agent may waive payment of the fee required under Section 12.1(b)(ii)(C) without obtaining the consent of any other party to this Agreement.

8.3           Preservation of Rights.  No delay or omission of the Lenders, the LC Issuers or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the Lenders and the LC Issuers until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1           Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2           Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, no Lender or LC Issuer shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable Law.

9.3           Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4           Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the Lenders and the LC Issuers and supersede all prior agreements and understandings among the Borrower, the Agent, the Lenders and the LC Issuers relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

9.5           Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6           Expenses; Indemnification.  (i)  The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents.  The Borrower also agrees to reimburse the Agent, the Arranger, the Lenders and the LC Issuers for any costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Agent, the Arranger, the Lenders and the LC Issuers which attorneys may be employees of the Agent, the Arranger, the Lenders and the LC Issuers) paid or incurred by the Agent, the Arranger, any Lender or LC Issuer in connection with the collection and enforcement of the Loan Documents (including any workout or restructuring).  Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence.  The Borrower acknowledges that from time to time JPMorgan Chase Bank may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by JPMorgan Chase Bank from information furnished to it by or on behalf of the Borrower, after JPMorgan Chase Bank has exercised its rights of inspection pursuant to this Agreement.

(ii)           The Borrower hereby further agrees to indemnify the Agent, the Arranger, each Lender, each LC Issuer, their respective Related Parties against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or LC Issuer or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of, or breach of its obligations under this Agreement by, the party seeking indemnification.  The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7           Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders, and the Agent shall promptly furnish the same to each of the Lenders.

9.8           Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, provided, that, for purposes of determining compliance with the financial covenants contained in Article VI, the application of Financial Accounting Standards Board Interpretation No. 46 shall be disregarded with respect to financial consolidation of any Person that is not a Subsidiary.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Agent or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of quarterly and annual financial statements required hereunder.

9.9           Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10         Nonliability of Lenders.  The relationship between the Borrower on the one hand and the Lenders, the LC Issuers and the Agent on the other hand shall be solely that of borrower and lender.  Neither the Agent, the Arranger nor any Lender or LC Issuer shall have any fiduciary responsibilities to the Borrower.  Neither the Agent, the Arranger nor any Lender or LC Issuer undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.  The Borrower agrees that neither the Agent, the Arranger nor any Lender or LC Issuer shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  Neither the Agent, the Arranger nor any Lender or LC Issuer shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11         Confidentiality.  The Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Agent and any other Lender and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which it is a party, (vi) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4, and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder.  Without limiting Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and each Lender (including the Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information.

9.12         Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Fed. Board) for the repayment of the Credit Extensions provided for herein.

9.13         Disclosure.  The Borrower and each Lender hereby acknowledge and agree that JP Morgan Chase Bank and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.14         USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act and is or may be required (or may elect) to obtain comparable information with respect to the Guarantors.

ARTICLE X

THE AGENT

10.1         Appointment; Nature of Relationship.  JPMorgan Chase Bank is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents.  The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X.  Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the New York Uniform

Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2         Powers.  The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

10.3         General Immunity.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4         No Responsibility for Loans, Recitals, etc.  Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any Subsidiary.

10.5         Action on Instructions of Lenders.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6         Employment of Agents and Counsel.  The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.

10.7         Reliance on Documents; Counsel.  The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.  For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

10.8         Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents (but without limiting the Borrower’s obligation to do so), (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent, (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof and (iii) no Lender shall have any obligation to indemnify or reimburse the Agent with respect to defaults by Borrower under any fee letter.  The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9         Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder (other than the Borrower’s failure to make a payment of principal, interest or fees required to be made to the Agent hereunder) unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a

“notice of default”.  In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

10.10       Rights as a Lender.  In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity.  The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

10.11       Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.  Except for any notice, report, document or other information expressly required to be furnished to the Lenders by the Agent or Arranger hereunder, neither the Agent nor the Arranger shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of the Borrower or any of its Affiliates that may come into the possession of the Agent or Arranger (whether or not in their respective capacity as Agent or Arranger) or any of their Affiliates.

10.12       Successor Agent.  The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign.  The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent.  If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent.  Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder.  If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment.  Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent.  Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.  In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

10.13       Agent and Arranger Fees.  The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated November 19, 2005, or as otherwise agreed from time to time.

10.14       Delegation to Affiliates.  The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates.  Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

10.15       Co-Agent, Documentation Agent, Managing Agent, Syndication Agent, etc.  Neither any of the Lenders identified in this Agreement as a co-agent, documentation agent, managing agent or syndication agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1         Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

11.2         Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Revolving Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Credit Exposure.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Revolving Credit Exposure.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1         Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an LC Issuer that issues any Facility LC), except that (i) other than pursuant to a merger consented to by the Required Lenders, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an LC Issuer that issues any Facility LC), Participants (to the extent provided in Section 12.2) and, to the extent expressly contemplated hereby, the Arranger and the Related Parties of each of the Agent, the LC Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default has occurred and is continuing, any other assignee; and

(B)           the Agent, provided that no consent of the Agent shall be required for an assignment of any Commitment to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the

Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $1,000,000 unless each of the Borrower and the Agent otherwise consent, provided that no such consent of the Borrower shall be required if a Default has occurred and is continuing;

(B)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)           the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)          the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.19.10, 2.19.11, 2.19.12, 3.1, 3.2, 3.4, 3.5, 6.8(c), 9.6 and 9.10).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.1 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2.

(iv)          The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent, the LC Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the LC Issuers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed

Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.18, 2.19.6, 2.22(d), 10.8 or 11.2, the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

12.2         Participations.  (a) Any Lender may, without notice to or the consent of the Borrower, the Agent, any other Lender or any LC Issuer, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, the and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 8.2 that requires the consent of all Lenders.  Subject to paragraph (b) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.1.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender, provided such Participant agrees to be subject to Section 11.2 as though it were a Lender.

(b)           A Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 and 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 3.5 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.5(e) as though it were a Lender.

12.3         Pledge to Federal Reserve Bank.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.4         Dissemination of Information.  The Borrower authorizes each lender to disclose to any Participant, assignee of an interest in the Loan Documents or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

ARTICLE XIII

NOTICES

13.1         Notices; Effectiveness; Electronic Communication

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)            if to the Borrower, at its address or telecopier number set forth on the signature page hereof;

(ii)           if to the Agent, at its address or telecopier number set forth on the signature page hereof;

(iii)          if to a Lender, to it at its address or telecopier number set forth in its Administrative Questionnaire.  The Agent shall promptly furnish such information to the Borrower.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and LC Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent or as otherwise determined by the Agent, provided that the foregoing shall not apply to notices to any Lender or LC Issuer pursuant to Article II if such Lender or LC Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

ARTICLE XIV

COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

14.1         Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

14.2         Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1         CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (BUT WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW

YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2         CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER OR LC ISSUER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR LC ISSUER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER OR LC ISSUER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

15.3         WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT AND EACH LENDER AND LC ISSUER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

THE RYLAND GROUP, INC.

By:	/s/ Gordon A. Milne
Gordon A. Milne
Executive Vice President and
Chief Financial Officer

The Ryland Group, Inc.
24025 Park Sorrento, Suite 400
Calabasas, CA 91302
Attention: Cathey S. Lowe
	Telephone:	(818) 223-7530
	FAX:	(818) 223-7685

With a copy to:

The Ryland Group, Inc.
24025 Park Sorrento, Suite 400
Calabasas, CA 91302
Attention: Timothy J. Geckle
	Telephone:	(818) 223-7575
	FAX:	(818) 223-7685

SIGNATURE PAGE TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

JPMORGAN CHASE BANK, N.A.
as Agent and Lender

By:	/s/ Kent Kaiser
Name:	Kent Kaiser
Title:	Vice President

Address for JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
1111 Fannin – 8th Fl.
Houston, TX 77002
Attention: Kimberly Brown
	Telephone:	(713) 750-2880
	FAX:	(713) 750-2782

With a copy to:

JPMorgan Chase Bank, N.A.
707 Travis, Floor 6, Suite TX2-NO47
Houston, TX 77002
Attention: Kent Kaiser
	Telephone:	(713) 216-8699
	FAX:	(713) 216-6190

SIGNATURE PAGE TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

BANK OF AMERICA, N.A.

By:	/s/ Mark W. Lariviere
Name:	MARK W. LARIVIERE
Title:	SENIOR VICE PRESIDENT

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Timothy S. Blake
Name:	Timothy S Blake
Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

SUNTRUST BANK

By:	/s/ Gregory T. Herstman
Name:	Gregory T. Herstman
Title:	Senior Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ David Apps
Name:	David Apps
Title:	Managing Director

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

GUARANTY BANK

By:	/s/ Doug Dixon
Name:	Doug Dixon
Title:	Senior Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

WASHINGTON MUTUAL BANK, FA

By:	/s/ Anne D. Brehony
Name:	Anne D. Brehony
Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

BARCLAYS BANK PLC

By:	/s/ David Barton
Name:	David Barton
Title:	Associate Director

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

CITICORP NORTH AMERICA, INC.

By:	/s/ Jeanne M. Craig
Name:	Jeanne M. Craig
Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Douglas G. Paul
Name:	Douglas G. Paul
Title:	Senior Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

UBS LOAN FINANCE LLC

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

AMSOUTH BANK

By:	/s/ Ronny Hudspeth
Name:	RONNY HUDSPETH
Title:	SR. VICE PRESIDENT

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

COMERICA BANK

By:	/s/ Leslie A. Vogel
Name:	Leslie A. Vogel
Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

CALYON NEW YORK BRANCH

By:	/s/ Samuel L. Hill
Name:	Samuel L. Hill
Title:	Managing Director

By:	/s/ David Cagle
Name:	David Cagle
Title:	Managing Director

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

CITY NATIONAL BANK

By:	/s/ James D. Nichols V.P.
Name:	James D. Nichols
Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

THE GOVERNOR AND COMPANY OF
THE BANK OF IRELAND

By:	/s/ Gwen Evans
Name:	Gwen Evans
Title:	Authorised Signatory

/s/ Frank Schmitt
Frank Schmitt
Authorised Signatory

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

CHANG HWA COMMERCIAL BANK, LTD., LOS ANGELES BRANCH

By:	/s/ Wen-Che Chen
Name:	Wen-Che Chen
Title:	VP & General Manager

SIGNATURE PAGE TO CREDIT AGREEMENT
WITH THE RYLAND GROUP, INC.

MALAYAN BANKING BERHAD, NEW YORK BRANCH

By:	/s/ Fauzi Zulkilli
Name:	Fauzi Zulkilli
Title:	General Manager

JPMORGAN CHASE BANK, N.A.,
Individually and as Agent

By:
Name:
Title:
JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
1111 Fannin – 8th Fl.
Houston, TX 77002
Attention: Kimberly Brown
Telephone: (713) 750-2880
	FAX:	(713) 750-2782

With a copy to:

JPMorgan Chase Bank, N.A.
707 Travis, Floor 6, Suite TX2-NO47
Houston, TX 77002
Attention: Kent Kaiser
	Telephone:	(713) 216-8699
	FAX:	(713) 216-6190

EXHIBIT B

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of January 12, 2006 by the undersigned parties hereto (collectively, the “Guarantors”) in favor of the Agent, for the benefit of the Lenders under the Credit Agreement referred to below.

WITNESSETH:

WHEREAS, The Ryland Group, Inc., a Maryland corporation (the “Borrower”) and JPMorgan Chase Bank, N.A., as Agent (the “Agent”), and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement dated as of January 12, 2006 (as same may be amended or modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower;

WHEREAS, it is a condition precedent to the execution of the Credit Agreement by the Agent and the Lenders that each of the Guarantors execute and deliver this Guaranty whereby each of the Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations, as defined below; and

WHEREAS, in consideration of the financial and other support that the Borrower has provided, and in consideration of such financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Lenders and the Agent to enter into the Credit Agreement, and because each Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Guarantors is willing to guarantee the obligations of the Borrower under the Credit Agreement, any Note and any other Loan Documents;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Defined Terms. “Guaranteed Obligations” is defined in Section 3 below.  Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

SECTION 2.           Representations and Warranties.  Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Credit Extension Date under the Credit Agreement) that:

(a)           Such Guarantor has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Guaranty.

(b)           The execution and delivery by such Guarantor of, and the performance by such Guarantor of its obligations under, this Guaranty have been duly authorized by all necessary action and do not and will not:  (1) require any consent or approval not heretofore obtained of any of its stockholders, security holders or creditors; (2) violate any provision of such Guarantor’s articles or certificate of incorporation, limited partnership or formation or bylaws, partnership agreement or operating agreement; (3) result in or require the creation or imposition of any Lien, claim or encumbrance upon or with respect to any Property now owned or leased or hereafter acquired by such Guarantor; (4) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Guarantor; or (5) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any Material Indebtedness Agreement.

(c)           Such Guarantor is not in default under any Law, order, writ, judgment, injunction, decree, determination or award described in subparagraph (b)(4) above or any Material Indebtedness Agreement in any respect that is materially adverse to the interests of any Lender or that has a Material Adverse Effect.

(d)           No authorization, consent, approval, order, license, permit or exemption from, or filing, registration or qualification with, any Governmental Authority not heretofore obtained is or will be required under applicable Law to authorize or permit the execution and delivery by such Guarantor of, and the performance by it of all of its obligations under, this Guaranty.

(e)           This Guaranty constitutes such Guarantor’s legal, valid and binding obligations enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights generally or equitable principles relating to the granting of specific performance or other equitable remedies as a matter of judicial discretion.

SECTION 3.           The Guaranty.  Subject to Section 9 hereof, each of the Guarantors hereby absolutely, irrevocably and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter, at the time and place and in the manner provided for in the Credit Agreement) and performance of the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, being referred to collectively as the “Guaranteed Obligations”).  Upon failure by the Borrower to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay to the Agent for the benefit of the Lenders, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note or any other Loan Document, as the case may be.  This Guaranty is a continuing guaranty of payment and not of collection.  Each of the Guarantors waives any right to require the Agent or any Lender to sue the Borrower, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 4.           Guaranty Unconditional.  Subject to Section 9 hereof, the obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

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(i)            any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(ii)           any modification or amendment of or supplement to the Credit Agreement, any Note or any other Loan Document;

(iii)          any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Credit Agreement, any Note, any other Loan Document or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

(iv)          any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

(v)           the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(vi)          any invalidity or unenforceability relating to or against the Borrower, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Note, any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement, any Note or any other Loan Document;

(vii)         any law, regulation or order of any jurisdiction, or any other event affecting any term of any Guaranteed Obligation or any Lender’s rights with respect thereto; or

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(viii)        any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

SECTION 5.           Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances.  Each of the Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments under the Credit Agreement shall have terminated or expired.  If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower or any other party under the Credit Agreement, any Note or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each of the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 6.           Waivers.  Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of any of the Guaranteed Obligations, or any other Person.

SECTION 7.           Subordination; Subrogation.  Each of the Guarantors hereby subordinates to the Guaranteed Obligations all indebtedness or other liabilities now or hereafter payable to such Guarantor by the Borrower or by any other Guarantor.  Each of the Guarantors hereby further agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Guarantors unless and until the Guaranteed Obligations are indefeasibly paid in full and all Commitments have terminated or expired.

SECTION 8.           Stay of Acceleration.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

SECTION 9.           Limitation on Obligations. (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the

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Guarantors, the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”).  This Section 9(a) with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantors hereunder shall not be rendered voidable under applicable law.

(b)           Each of the Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder.  Nothing in this Section 9(b) shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

(c)           In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor.  For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by such Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this Section 9(c) shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability).  Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations.  The provisions of this Section 9(c) are for the benefit of both the Agent and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.         Notices.  All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 13.1 of the Credit Agreement.  Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered

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or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

SECTION 11.         No Waivers.  No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Credit Agreement, any Note or the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 12.         No Duty to Advise.  Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs under this Guaranty, and agrees that neither the Agent nor any Lender has any duty to advise any of the Guarantors of information known to it regarding those circumstances or risks.

SECTION 13.         Successors and Assigns.  This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note or any other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness.  This Guaranty shall be binding upon each of the Guarantors and their respective successors and permitted assigns.

SECTION 14.         Changes in Writing.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Agent with the consent of the Required Lenders or all of the Lenders as may be required pursuant to the Credit Agreement.

SECTION 15.         Costs of Enforcement.  Each of the Guarantors agrees to pay all costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Borrower, the Guarantors or any other guarantor of all or any part of the Guaranteed Obligations.

SECTION 16.         GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  EACH OF THE GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, AND ANY NEW YORK STATE COURT, SITTING IN NEW YORK, NEW YORK AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY

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SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE GUARANTORS, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 17.         Taxes, etc.  All payments required to be made by any of the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future Taxes, provided, however, that if any of the Guarantors is required by law to make such deduction or withholding, such Guarantor shall forthwith (i) pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding Taxes within 30 days after such payment is made.

SECTION 18.         Supplemental Guaranties.  Pursuant to Section 6.9 of the Credit Agreement, additional Subsidiaries shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to the Agent a supplemental guaranty in the form of Exhibit A attached hereto (with blanks appropriately filled in), together with such additional supporting documentation required pursuant to Section 6.9 of the Credit Agreement.

IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

[GUARANTOR SIGNATURES]

Address for Notices to all Guarantors

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EXHIBIT A

SUPPLEMENTAL GUARANTY

[Date]

JPMorgan Chase Bank, N.A., as Agent
for the Lenders

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Credit Agreement, dated as of January 12, 2006 as amended, among The Ryland Group, Inc., the lenders from time to time parties thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as a Lender and as Agent (the “Agent”) on behalf of itself and the other Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (ii) that certain Guaranty, dated as of January 12, 2006, executed and delivered by the Guarantors parties thereto in favor of the Agent, for the benefit of the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”).  Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the respective meanings provided therein.

In accordance with Section 6.9 of the Credit Agreement and Section 18 of the Guaranty, the undersigned, [GUARANTOR]                     , a corporation [limited partnership/limited liability company] organized or formed under the laws of                     , hereby elects to be a “Guarantor” for all purposes of the Credit Agreement and the Guaranty, respectively, effective from the date hereof.

Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guaranty, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.

This Supplemental Guaranty shall be construed in accordance with and governed by the internal laws of the State of New York (but otherwise without regard to the conflict of laws provisions).

IN WITNESS WHEREOF, this Supplemental Guaranty has been duly executed by the undersigned as of the        day of         , 200   .

[GUARANTOR]
By:
Name:
Title:

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Schedule 3
Guarantors

Entity	State InCorp

Convest Management Corporation	DE
Moore’s Orchard, LLC	MD
RH at Emory Grove, LLC	MD
RH at Mount Hebron, LLC	MD
RH Builders of Indiana, Inc.	IN
RH Investment of Indiana, Inc.	IN
RH of Indiana, L.P.	IN
RH of Maryland, LLC	MD
RH of Texas Limited Partnership	MD
RH Organization, Inc.	CA
Ryland Communities, Inc.	FL
Ryland Golf Course At The Colony, Inc.	CA
Ryland Homes Investment - Texas, Inc.	MD
Ryland Homes Nevada, LLC	DE
Ryland Homes of Arizona, Inc.	AZ
Ryland Homes of California, Inc.	CA
Ryland Homes of Texas, Inc.	TX
Ryland Organization Company	CA
Ryland Ventures III, Inc.	MD
Ryland Ventures IV, Inc.	MD
Ryland Ventures, II, Inc.	MD
Ryland Ventures, Inc.	MD
The Regency Organization, Inc.	FL
The Ryland Corporation	CA

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